EXHIBIT 4.2

Company number
152298



                         THE COMPANIES ACTS 1908 TO 1917

                                       AND

                             THE COMPANIES ACT 1985



                       A PUBLIC COMPANY LIMITED BY SHARES


                                       NEW

                             ARTICLES OF ASSOCIATION

                                       OF

                            UNITED BUSINESS MEDIA plc

             (adopted by special resolution passed on 6 April, 2001)





                                   PRELIMINARY

1.      Table A not to apply

        Neither the regulations in Table A in the First Schedule to the Companies (Consolidation) Act 1908 nor those in the First Schedule to the Companies Act 1948 as amended from time to time nor those in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985 shall apply to the Company.



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                                       2



2.      Interpretation

(1)     In these articles, unless the contrary intention appears:

        (a)    the following definitions apply:

               Act                        ...    means the Companies Act 1985;

               these articles             ...    means    these    articles   of
                                                 association,  as  from  time to
                                                 time altered;



               board                      ...    means  the  board of  directors
                                                 for  the  time   being  of  the
                                                 Company;

               clear days                 ...    means,   in   relation  to  the
                                                 period of a notice, that period
                                                 excluding   the  day  when  the
                                                 notice is given or deemed to be
                                                 given  and the day for which it
                                                 is  given  or on which it is to
                                                 take effect;

               committee                  ...    means a committee of the board;

               communication              ...    has the same  meaning as in the
                                                 Electronic  Communications  Act
                                                 2000;

               director                   ...    means a  director  for the time
                                                 being of the Company;

               electronic communication   ...    has the same  meaning as in the
                                                 Electronic  Communications  Act
                                                 2000;

               holder                     ...    in  relation to any share means
                                                 the   member   whose   name  is
                                                 entered in the  register as the
                                                 holder of that share;

               the office                 ...    means the registered office for
                                                 the time being of the Company;

               paid up                    ...    means  paid up or  credited  as
                                                 paid up;

               person entitled by         ...    means    a     person     whose
               transmission                      entitlement   to  a  share   in
                                                 consequence  of  the  death  or
                                                 bankruptcy  of a  member  or of
                                                 any other event  giving rise to
                                                 its  transmission  by operation
                                                 of law has  been  noted  in the
                                                 register;

               register                   ...    means the  register of  members
                                                 of the Company;



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                                       3



               seal                       ...    means  any  common  seal of the
                                                 Company or any official seal or
                                                 securities   seal   which   the
                                                 Company    may   have   or   be
                                                 permitted  to  have  under  the
                                                 Statutes;

               secretary                  ...    means  the   secretary  of  the
                                                 Company  or, if there are joint
                                                 secretaries,  any of the  joint
                                                 secretaries   and  includes  an
                                                 assistant  or deputy  secretary
                                                 and any person appointed by the
                                                 board  to  perform  any  of the
                                                 duties of the  secretary of the
                                                 Company; and

               Statutes                   ...    means the Act and  every  other
                                                 statute,  statutory instrument,
                                                 regulation  or  order,  for the
                                                 time being in force  concerning
                                                 companies  registered under the
                                                 Act;

               UKLA                       ...    UK Listing Authority;

        (b) any reference to an uncertificated share, or to a share being held in uncertificated form, means a share which is for the time being recorded on the register as being held in uncertificated form, and any reference to a certificated share means any share other than an uncertificated share;

        (c) any other words or expressions defined in the Act (as in force on the date of adoption of these articles) have the same meaning in these articles except that the word "company" includes any body corporate;

        (d) any reference elsewhere in these articles to any statute or statutory provision includes a reference to any modification or re-enactment of it for the time being in force;

        (e) words importing the singular number include the plural number and vice versa, words importing the masculine gender include the feminine gender and words importing persons include bodies corporate and unincorporated associations;

        (f) any reference to writing includes a reference to any method of representing or reproducing words in a legible form;

        (g) any reference to doing something by electronic means includes doing it by an electronic communication;

        (h) any reference to a signature or to something being signed or executed includes an electronic signature or other means of verifying the authenticity of an electronic communication which the board may from time to time approve, a signature printed or reproduced by mechanical or other means or any stamp or other distinctive marking made by or with the authority of the person required to sign the document to indicate it is approved by such person;

        (i) any reference to a document being sealed or executed under seal or under the common seal of any body corporate (including the Company) or any similar




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                                       4



               expression includes a reference to its being executed in any other manner which has the same effect as if it were executed under seal;

        (j) any reference to a meeting shall not be taken as requiring more than one person to be present in person if any quorum requirement can be satisfied by one person;

        (k) any reference to a show of hands includes such other method of casting votes as the board may from time to time approve; and

        (l) where the Company has a power of sale or other right of disposal in relation to any share, any reference to the power of the Company or the board to authorise a person to transfer that share to or as directed by the person to whom the share has been sold or disposed of shall, in the case of an uncertificated share, be deemed to include a reference to such other action as may be necessary to enable that share to be registered in the name of that person or as directed by him.

(2) Subject to the provisions of the Statutes a special or extraordinary resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required and a special resolution shall be effective for any purpose for which an extraordinary resolution is required under these articles.

(3) Headings to these articles are inserted for convenience only and shall not affect construction.

                                  SHARE CAPITAL


3.      Authorised share capital


(1) The authorised share capital of the Company at the date of adoption of these articles is (pound)165,000,000 divided into 486,851,630 ordinary shares of 25 pence each ("Ordinary Shares") and 507,901,885 B shares of 8 23/44 pence each ("B Shares") and 5 undesignated shares of 25/44 pence each.

(2)     The rights and restrictions attaching to the B Shares are as follows:

        A.     Income

        (i) Out of the profits available for distribution in respect of each financial year or other accounting period of the Company the holders of the B Shares shall be entitled, in priority to any payment of dividend or other distribution to the holders of any Ordinary Shares and before profits are carried to reserves, to be paid a non-cumulative preferential dividend ("preferential dividend") per share at such annual rate on the principal amount of 245 pence per B Share as is calculated on an annual basis in accordance with sub-paragraphs (ii) and (iii) below (rounded down to the nearest penny) (exclusive of any associated tax credit relating thereto but inclusive of any withholding tax deductible therefrom). Such dividend shall be paid (without having to be declared) annually in arrears on 24 April in each year (or if any such date would otherwise fall on a date which is not a Business Day (as defined below) it shall be postponed to the next day which is a Business Day (without any interest or



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                                       5



               payment in respect of such delay)) (each a "Payment Date"). The first Payment Date shall be 24 April 2002.

        (ii) Each twelve month period ending on 23 April is called a "Calculation Period", the first such period commencing on 24 April 2001 and ending on 23 April 2002. The annual rate applicable to each Calculation Period shall be the lower of (A) 25 per cent. per annum and (B) 75 per cent. of LIBOR for the Calculation Period in question which appears on the display designated as page 3750 on the Telerate Monitor (or such other page or service as may replace it for the purpose of displaying London inter-bank offered rates of leading banks for pounds sterling deposits) as determined by Dresdner Kleinwort Wasserstein and Merrill Lynch or such other agent as the Company shall appoint from time to time (the "Reference Agent") at or about 11.00 a.m. (London time) on the first Business Day of such Calculation Period.

        (iii) If the offered rate so appearing is replaced by the corresponding rates of more than one bank then sub-paragraph (ii)(B) above shall be applied, with any necessary consequential changes, to the arithmetic mean (rounded upward, if necessary, to the nearest 1/16 per cent.) of the rates (being at least two) which so appear, as determined by the Reference Agent. If for any other reason such offered rate does not so appear, or if the relevant page is unavailable, the Company (or its Reference Agent) will request each of the banks whose offered rates would have been used for the purposes of the relevant page as determined by the Reference Agent, if the event leading to the application of this sub-paragraph (iii) had not happened, through its principal London office to provide the Company (or such agent) with its offered quotation to leading banks for pounds sterling deposits in London for the Calculation Period concerned as at 11.00 a.m. (London time) on the first Business Day of such Calculation
               Period. The rate for such Calculation Period shall be the arithmetic mean (rounded upward, if necessary, to the nearest 1/16 per cent.) of such quotations (or of such of them, being at least two, as are so provided) as determined by the Reference Agent.

        (iv) In this paragraph and in paragraph G below, the expression "Business Day" means a day upon which pounds sterling deposits may be dealt with on the London inter-bank market and commercial banks are generally open in London and "non-cumulative" in relation to the preferential dividend means that the dividend payable on each Payment Date is payable out of the profits of the Company available for distribution in respect of the accounting reference period in which the Payment Date falls (including any reserves representing profits made in previous accounting reference periods) without any right in the case of a deficiency to resort to profits made in subsequent accounting reference periods.

        (v) Payments of preferential dividends shall be made to holders on the register on a date selected by the Directors being not less then 15 days or more than 42 days (or, in default of selection by the Directors, on the date failing 15 days) prior to the relevant Payment Date.

        (vi) The holders of the B Shares shall not be entitled to any further right of participation in the profits of the Company.



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                                       6




        (vii) All preferential dividends payable on the B Shares which are unclaimed for a period of 12 years from the date of due payment shall be forfeited and shall revert to the Company.

        B.     Capital

        On a return of capital on a winding-up or otherwise (except on a redemption in accordance with the terms of issue of any share, or purchase by the Company of any share or on a capitalisation issue and subject to the rights of any other class of shares that may be issued) there shall be paid to the holders of the B Shares the sum of 245 pence in respect of each B Share held by them respectively together with a sum equal to the relevant proportion of the preferential dividend which would have been payable if the winding-up or other return of capital had taken effect on the last day of the then current Calculation Period. The relevant proportion shall be the number of days from and including the preceding Payment Date (or, if the date of such winding-up or other return of capital is prior to 24 April 2002, the date on which the B Shares were created) to, but excluding, the date of such winding-up or other return of capital, divided by 365. The aggregate entitlement of each holder of B Shares on a winding-up or other return of capital in respect of all of the B Shares held by them shall be rounded up to the nearest whole penny. The holders of the B Shares shall not be entitled to any further right of participation in the profits or assets of the Company. If on such a winding-up or other return of capital the amounts available for payment are insufficient to cover in full the amounts payable on the B Shares, the holders of such shares will share rateably in the distribution of assets (if any) in proportion to the full preferential amounts to which they are entitled.

        C.     Attendance and voting at general meetings

        The holders of the B Shares shall not be entitled, in their capacity as holders of such shares, to receive notice of any general meeting of the Company or to attend, speak or vote at any such general meeting unless
        (1) the business of the meeting includes the consideration of a resolution for the winding-up of the Company, in which case the holders of the B Shares shall have the right to attend the general meeting and shall be entitled to speak and vote only on any such resolution or (2) at the date of the notice convening the meeting, the preferential dividend has remained unpaid for six months or more from any Payment Date in which case the holders of the B Shares shall have the right to attend, speak, and vote at such meeting. Whenever the holders of the B Shares are entitled to vote at a general meeting of the Company, on a show of hands every holder thereof who (being an individual) is present in person or (being a corporation) by a representative shall have one vote, and on a poll every such holder shall have such number of votes as he would be entitled to exercise had he been the holder of the Ordinary Shares arising if the B Shares registered in the name of such holder had been converted into such Ordinary Shares immediately prior to such meeting in accordance with the rights of the B Shares provided that if the aggregate number of the votes that will be capable of being cast by holders of B Shares on a poll on any resolution at a general meeting would exceed 14.9 per cent. of the total number of votes capable of being cast by all shareholders on any such resolution, the votes of each B Share shall be reduced equally so that such aggregate number of votes capable of being so cast by holders of B Shares shall be 14.9 per cent. of the total number of votes capable of being so cast by all shareholders.

        D.     Purchase



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                                       7



        (i) Subject to the Statutes, but without the need to obtain the sanction of an extraordinary resolution of the holders of the B Shares (notwithstanding the provisions of article 11), the Company may at any time and at its sole discretion purchase B Shares and/or Ordinary Shares (a) in the market or (b) by tender available alike to all holders of B Shares and/or as the case may be Ordinary Shares or (c) by private treaty, in each case at a price and upon such other terms and conditions as the Directors may think fit, and article 11 shall be deemed to be amended accordingly.

        (ii) Upon or after the purchase of any B Shares by the Company in accordance with the provisions of the Act, the board may consolidate and/or subdivide and/or convert and/or reclassify the authorised but unissued B Share capital existing following such purchase (a) into shares of any other class of share capital into which the authorised share capital of the Company is or may at that time be divided of a like nominal amount as the shares of such other class and/or (b) into unclassified shares.

        E.     Class rights

        The Company may from time to time create, allot and issue further shares, whether ranking pari passu with or in priority to the B Shares, and on such creation, allotment or issue any such further shares (whether or not ranking in any respect in priority to the B Shares) shall be treated as being in accordance with the rights attaching to the B Shares and shall not involve a variation of such rights for any purpose.

        A reduction by the Company of the capital paid up on the B Shares shall be in accordance with the rights attaching to the B Shares and shall not involve a variation of such rights for any purpose, and the Company shall be authorised at any time to reduce its capital (subject to the confirmation of the Court in accordance with the Statutes and without obtaining the consent of the holders of the B Shares) by paying to the holders of the B Shares the preferential amounts to which they are entitled in accordance with these articles.

        F.     Form

        The B Shares are not renounceable and will be transferable by an instrument of transfer in any usual form or in any other form which the board may approve.

        G.     Conversion into Ordinary Shares at the Company's option

               (i) If, at any time on or after 24 April 2011, the total number of B Shares in issue is less than 125 million then the Company may (subject to the Statutes), on the giving of notice in writing to the holders of the B Shares, convert all but not some only of the B Shares then in issue into Ordinary Shares (which shall include other such shares into which such Ordinary Shares may have been converted on a capital reorganisation of the Company) and Residual Shares (defined in sub-paragraph (a) below) on the date specified in the notice which shall not be less than 10 days nor more than 42 days from the date of such notice (the "Conversion Date") in such manner as the board may determine (including as set out below) on the following basis in respect of each holding of B Shares:

                      (a) every z B Shares held at the opening of business on the Conversion Date shall be consolidated into one
                             undesignated   share   having   a



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                                       8



                             nominal value equivalent to (z x 823/44 pence), where z equals the number by which 245p divides into the average closing middle market price of an Ordinary Share as derived from the London Stock Exchange Daily Official List for the five Business Days prior to the Conversion Date ("Market Price"), provided that no member shall be entitled to a fraction of a share and all fractional entitlements arising out of such consolidation (namely, those arising by reason of there being less than z shares, or less than z shares remaining, in any holding as at the opening of business on the Conversion Date to convert into an undesignated share) shall be consolidated and the share so resulting from such consolidation of fractional entitlements shall be sub-divided and redesignated as (1) such whole number of Ordinary Shares as have an aggregate value at the average closing middle market price of an Ordinary Share as derived from the London Stock Exchange Daily Official List for the five Business Days prior to the Conversion Date as is most nearly equivalent to but not exceeding the aggregate nominal value of the fractional entitlements so consolidated and if the Market Price exceeds (245 x 25 / 8 23/44) pence (2) such number of residual shares of 1/44 pence each ("Residual Shares") as have an aggregate nominal value equivalent to the difference between the nominal value of the whole number of Ordinary Shares and the aggregate nominal value of the fractional entitlements so consolidated in each case referred to in (1) above;

                      (b) the board shall be authorised to sell the Ordinary Shares arising from the consolidation of fractional entitlements and sub-division under sub-paragraph
                             (a) above and to distribute the net proceeds of sale in due proportion among those members who would otherwise be entitled to such fractional entitlements (rounded down to the nearest whole penny); and

                      (c) each undesignated share resulting from the consolidation of every z B Shares under sub-paragraph (a) above shall be sub-divided into one Ordinary Share of nominal value 25 pence and such number of Residual Shares of 1/44 pence each as have an aggregate nominal value equivalent to the difference between 25 pence and the nominal value of the undesignated share.

               (ii) The holders of the Residual Shares shall not be entitled to any dividend or other right to participate in the profits of the Company and shall not be entitled to receive notice of any general meeting of the Company or to attend, speak or vote at any such meeting. On a return of capital on a winding-up or otherwise (except on a redemption in accordance with the terms of issue of any share, or purchase by the Company of any share or on a capitalisation issue and subject to the rights of any other class of shares that may be issued) there shall be paid to the holders of the Residual Shares the nominal capital paid up or credited as paid up on such Residual Shares, after firstly paying to the holders of the Ordinary Shares the nominal capital paid up or credited as paid up on the Ordinary Shares held by them respectively together with the sum of (pound)100,000 on each Ordinary Share and secondly



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                      paying to the holders of the  Deferred  Shares the nominal capital paid up on the Deferred Shares held by them in each case rounded up to the nearest whole penny. The holders of the Residual Shares shall not be entitled to any further right of participation in the assets of the Company. The Residual Shares shall not be transferable save as is referred to in sub-paragraph (v) below or with the written consent of the board.

               (iii) The Company may from time to time create, allot and issue further shares, whether ranking pari passu with or in priority to the Residual Shares, and on such creation, allotment or issue any such further shares (whether or not ranking in any respect in priority to the Residual Shares) shall be treated as being in accordance with the rights attaching to the Residual Shares and shall not involve a variation of such rights for any purpose.

               (iv) A reduction by the Company of the capital paid up on the Residual Shares shall be in accordance with the rights attaching to the Residual Shares and shall not involve a variation of such rights for any purpose and the Company shall be authorised at any time to reduce its capital (subject to the confirmation of the Court in accordance with the Act and without obtaining the consent of the holders of the Residual Shares).

               (v) The consolidation and sub-division under sub-paragraph (I) above shall be deemed to confer irrevocable authority on the Company at any time thereafter to do all or any of the following without obtaining the sanction of the holder or holders of the Residual Shares:

                      (a) to appoint any person to execute on behalf of any holder of Residual Shares a transfer of all or any part thereof and/or an agreement to transfer the same (without making any payment therefor) to such person as the board may determine (whether or not an officer of the Company) and who is willing to accept the same;

                      (b) to purchase all or any of the same in accordance with the Act without obtaining the consent of the holders thereof and in consideration of the payment to each of the holders whose shares are purchased an amount equal to one pence in respect of all the Residual Shares then being purchased from him;

                      (c) for the purposes of any such purchase, to appoint any person to execute on behalf of any holder of Residual Shares a contract for the sale to the Company of any such Residual Shares held by him;

                      (d) to cancel all or any of the same so purchased in accordance with the Act; and

                      (e)    pending    any   such    transfer,    purchase   or
                             cancellation, to retain the certificates for all or any of the Residual Shares.

               (vi) The Residual Shares will not be listed on any stock exchange. Upon or after the purchase of any Residual Shares in accordance with this paragraph, the board may consolidate and/or sub-divide and/or convert and/or re-classify



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                                       10



                      the authorised Residual Share capital of the Company existing following such purchase (a) into shares of any other class of share capital into which the authorised share capital of the Company is or may at that time be divided of a like nominal amount as the shares of such other class and/or (b) into unclassified shares.

               (vii) The accidental omission to give notice of conversion of the B Shares to, or the non-receipt of notice by, any person entitled to receive notice shall not invalidate the conversion of the B Shares into Ordinary Shares and Residual Shares as referred to above.

               (viii) The Ordinary Shares arising on the conversion of B Shares, pursuant to this paragraph shall be fully paid and will rank pari passu in all respects with the other Ordinary Shares then in issue (except for the right to receive any dividend declared or paid prior to their issue or creation, or in respect of which the record date is fixed for a date prior to such conversion). On or prior to the relevant Conversion Date, each holder of B Shares shall deliver the relevant share certificate(s) for his B Shares to the Company although the non-delivery of any share certificate will not prevent or in any way impede the conversion of the relevant B Shares under the terms of this paragraph.

               (ix) On any Conversion Date, each holder of B Shares being converted pursuant to this paragraph shall be entitled to an amount equal to the relevant proportion of the preferential dividend which would have been payable if the Conversion Date was the same as the last day of the then current Calculation Period. The relevant proportion shall be the number of days from and including the preceding Payment Date to, but excluding, the Conversion Date, divided by 365. The aggregate amount of the preferential dividend payable to each holder of B Shares shall be rounded down to the nearest whole penny.

        H.     Conversion into Deferred Shares

               Pursuant to the terms of the special resolution of the Company passed on 6 April, 2001, each B Share held by the persons whose names are entered on the register on admission of the B Shares to the Official List of The London Stock Exchange ("Admission") and who have elected to receive the Single Dividend (as referred to in, and elected in accordance with the terms of, such special resolution) shall, at 9.00 a.m. on the day following Admission be converted into a share of 823/44 pence in the capital of the Company (together the "Deferred Shares") with the rights and restrictions set out in paragraph (3) of this article.

(3) The rights and restrictions attaching to the Deferred Shares are as follows:

        A.     Income

               Subject to the payment of the preferential dividend on the B Shares and to the rights attached to any other share or class of share, the holders of the Deferred Shares shall be entitled to be paid a dividend out of the profits available for distribution in respect of any financial year or other accounting period of the Company and determined to be paid provided that no such dividend shall be payable in respect of any financial year or other accounting period of the Company in respect of which no dividend has been declared on the Ordinary Shares or a dividend (excluding the amount of an associated tax credit) of less than (pound)50 per Ordinary Share has been declared. The Deferred Shares shall confer no further right to participate in the profits of the Company.

        B.     Capital

               On a return of capital on a winding-up or otherwise (except on a redemption in accordance with the terms of issue of any share, or purchase by the Company of any share or on a capitalisation issue and subject to the rights of any other class of shares that may be issued) there shall be paid to the holders of the Deferred Shares the nominal capital paid up or credited as paid up on such Deferred Shares after:

               (i) firstly, paying to the holders of the B Shares the sum of 245 pence in respect of each B Share held by them together with a sum equal to the relevant proportion of the preferential dividend which would have been payable if the winding-up or other return of capital had taken effect on the last day of the then current Calculation Period (as described in paragraph (2)A(ii) of this article; and

               (ii) secondly, paying to the holders of the Ordinary Shares the nominal capital paid up or credited as paid up on the Ordinary Shares held by them respectively together with the sum of (pound)100,000 on each Ordinary Share.

               The aggregate entitlement of the holders of shares on a return of capital on winding-up or otherwise shall be rounded up to the nearest penny. The holders of the Deferred Shares shall not be entitled to any further right of participation in the assets of the Company.

        C.     Attendance and voting at general meetings

               The holders of the Deferred Shares shall not be entitled, in their capacity as holders of such shares, to receive notice of any general meeting of the Company or to attend, speak or vote at any such meeting.

        D.     Class rights

               (i) The Company may from time to time create, allot and issue further shares, whether ranking pari passu with or in priority to the Deferred Shares, and on such creation, allotment or issue any such further shares (whether or not ranking in any respect in priority to the Deferred Shares) shall be treated as being in accordance with the rights attaching to the Deferred Shares and shall not involve a variation of such rights for any purpose.

               (ii) A reduction by the Company of the capital paid up on the Deferred Shares shall be in accordance with the rights attaching to the Deferred Shares and shall not involve a variation of such rights for any purpose and the Company shall be authorised at any time to reduce its capital (subject to the confirmation of the Court in accordance with the Act and without obtaining the consent of the holders of the Deferred Shares).

        E.     Company's rights

               (i) The Company has the irrevocable authority at any time to do all or any of the following without obtaining the sanction of the holder or holders of the Deferred Shares:

                      (a) to appoint any person to execute on behalf of any holder of Deferred Shares a transfer of all or any part thereof and/or an agreement to transfer the same (without making any payment therefor) to such person as the board may determine (whether or not an officer of the Company) and who is willing to accept the same;

                      (b) to purchase all or any of the same in accordance with the Act without obtaining the consent of the holders thereof and in consideration of the payment to each of the holders whose shares are purchased an amount equal to one pence in respect of all the Deferred Shares then being purchased from him;

                      (c) for the purposes of any such purchase, to appoint any person to execute on behalf of any holder of Deferred Shares a contract for the sale to the Company of any such Deferred Shares held by him;

                      (d) to cancel all or any of the same so purchased in accordance with the Act.

               (ii) Upon or after the purchase of any Deferred Shares in accordance with this paragraph the board may consolidate and/or sub-divide and/or convert and/or reclassify the authorised Deferred Share capital of the Company existing following such purchase (a) into shares of any other class of share capital into which the authorised share capital is or may at that time be divided of a like nominal amount as the shares of such other class and/or (b) into unclassified shares.

        F.     Form

               The Deferred Shares shall not be listed on any stock exchange nor shall any share certificates be issued in respect of such shares. The Deferred Shares shall not be transferable save as referred to in sub-paragraph E above, or with the written consent of the board.

4.      Rights attached to shares

        Subject to the provisions of the Statutes and to the rights conferred on the holders of any other shares, any share may be issued with or have attached to it such rights and restrictions as the Company may by ordinary resolution decide or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the board may decide.

5.      Unissued shares

        Subject to the provisions of the Statutes, these articles and any resolution of the Company, the board may offer, allot (with or without conferring a right of renunciation), grant options over or otherwise deal with or dispose of any unissued shares (whether forming part of the original or any increased capital) to such persons, at such times and generally on such terms as the board may decide.

6.      Authority to allot relevant securities

        The Company may from time to time pass an ordinary resolution referring to this article and authorising, in accordance with section 80 of the Act, the board to exercise all the powers of the Company to allot relevant securities and:

        (a) on the passing of the resolution the board shall be generally and unconditionally authorised to allot relevant securities (as defined for the purposes of that section) up to the nominal amount specified in the resolution; and

        (b) unless previously revoked the authority shall expire on the day specified in the resolution (not being more than five years after the date on which the resolution is passed),

        but any authority given under this article shall allow the Company, before the authority expires, to make an offer or agreement which would or might require relevant securities to be allotted after it expires.

7.      Dis-application of pre-emption rights

(1) Subject to the board being generally authorised to allot relevant securities in accordance with section 80 of the Act, the Company may from time to time resolve by a special resolution referring to this article that the board be given power to allot equity securities for cash and, on the passing of the resolution, the board shall have power to allot (pursuant to that authority) equity securities for cash as if section 89(1) of the Act did not apply to the allotment but that power shall be limited:

        (a) to the allotment of equity securities in connection with a rights issue; and

        (b) to the allotment (other than in connection with a rights issue) of equity securities having, in the case of relevant shares, a nominal amount or, in the case of other equity securities, giving the right to subscribe for, or to convert into, relevant shares having, a nominal amount not exceeding in aggregate the sum specified in the special resolution and unless previously revoked that power shall expire on the date (if any) specified in the special resolution or, if no date is specified, 15 months after the date on which the special resolution is passed or if earlier at the conclusion of the next annual general meeting of the Company but the Company may before the power expires make an offer or agreement which would or might require equity securities to be allotted after it expires.

(2)     For the purposes of this article:

        (a) "equity security" and "relevant share" have the meanings given to them in section 94 of the Act; and

        (b) "rights issue" means an offer or issue to or in favour of ordinary shareholders on the register on a date fixed by the board where the equity securities respectively attributable to the interests of all those shareholders are proportionate (as nearly as practicable) to the respective number of ordinary shares held by them on that date but the board may make such exclusions or other arrangements as the board considers expedient in relation to fractional entitlements or legal or practical problems under the laws in any territory or the requirements of any relevant regulatory body or stock exchange.

8.      Power to pay commission and brokerage

        The Company may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by the Statutes. Subject to the provisions of the Statutes any commission or brokerage may be satisfied by payment in cash or by the allotment of fully paid or partly paid shares of the Company, or partly in one way and partly in the other.

9.      Power to increase, consolidate, sub-divide and cancel shares

(1)     The Company may by ordinary resolution:

        (a) increase its capital by the creation of new shares of such amount as the resolution prescribes;

        (b) consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

        (c) sub-divide its shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association or these articles, but so that the proportion between the amount paid up and the amount (if any) not paid up on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; and

        (d) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

(2) A resolution by which any share is sub-divided may determine that, as between the holders of the shares resulting from the sub-division, one or more of the shares may have such preferred or other special rights, or may have such qualified or deferred rights or be subject to such restrictions, as compared with the other or others, as the Company has power to attach to new shares.

(3) If as a result of any consolidation of shares any members would become entitled to fractions of a share, the board may deal with the fractions as it thinks fit and in particular may (on behalf of those members) sell the shares representing the fractions to any person (including, subject to the provisions of the Statutes, the Company) and distribute the net proceeds of sale in due proportion among those members (except that any proceeds less than a sum fixed by the board may be retained for the benefit of the Company). For the purpose of any such sale the board may authorise some person to transfer the shares to or as directed by the purchaser, who shall not be bound to see to the application of the purchase money; nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings relating to the sale.

(4) All new shares shall be subject to the provisions of these articles with reference to payment of calls, lien, forfeiture, transfer, transmission and otherwise, and, unless otherwise provided by these articles, by the resolution creating the new shares or by the conditions of issue, the new shares shall be unclassified shares.

10.     Power  to issue  redeemable  shares

        Subject to the provisions of the Statutes any share may be issued which is to be redeemed or is liable to be redeemed at the option of the Company or the shareholder.

11.     Power to purchase own shares

        Subject to the provisions of the Statutes and to any rights conferred on the holders of any class of shares, the Company may by ordinary resolution purchase all or any of its shares of any class, including any redeemable shares.

12.     Power to reduce capital

        Subject to the provisions of the Statutes and to any rights conferred on the holders of any class of shares, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

13.     Share warrants

(1) Subject to the provisions of the Statutes and these articles the Company may issue a share warrant with respect to any fully paid share.

(2) Every share warrant shall be issued under seal in the same manner as a share certificate and shall state that the bearer is entitled to the shares to which it relates and may provide by coupons or otherwise for the payment of future dividends or other moneys on the shares included in it.

(3) A share included in a share warrant may be transferred by the delivery of the share warrant without any written transfer and without registration and none of the other provisions of these articles relating to the transfer of shares shall apply to any such transfer.

(4) The board may determine and from time to time may vary the conditions upon which share warrants shall be issued and, in particular, all or any of the conditions upon which:

        (a) a new share warrant or coupon shall be issued in the place of one defaced, worn out, lost or destroyed;

        (b) the bearer of a share warrant shall be entitled to obtain payment of a dividend or other moneys payable in respect of the shares included in it;

        (c) the bearer of a share warrant shall be entitled to attend and vote at any general meeting of the Company or at any separate general meeting of the holders of any class of shares of the Company; and

        (d) a share warrant may be surrendered for cancellation and the name of the bearer entered as a member in the register in respect of the shares included in the warrant.

(5) The bearer of a share warrant shall be subject to the conditions for the time being in force in relation to share warrants, whether made before or after the issue of the share warrant and, subject to such conditions and to the provisions of the Statutes, the bearer shall be deemed to be a member of the Company and shall be entitled to the same rights as if his name were entered in the register as the holder of the shares included in the share warrant.

(6) The Company shall not be responsible for any loss or damage suffered by any person by reason of the Company entering in the register, upon the surrender of a share warrant, the name of any person who is not the true and lawful owner of that warrant.

14.     Trusts not recognised

        Except as required by law or these articles, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or required to recognise (even when having notice of it) any interest in or in respect of any share, except the holder's absolute right to the entirety of the share.

                               VARIATION OF RIGHTS

15.     Variation of rights

(1) Whenever the capital of the Company is divided into different classes of shares, all or any of the rights for the time being attached to any class of shares in issue may from time to time (whether or not the Company is being wound up) be varied with the consent in writing of the holders of three-fourths in nominal value of the issued shares of that class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of those shares.

(2) All the provisions of these articles relating to general meetings of the Company or to the proceedings at general meetings shall apply, mutatis mutandis, to every such separate general meeting, except that:

        (a) the necessary quorum at any such meeting (other than an adjourned meeting) shall be two persons holding or representing by proxy at least one-third in nominal amount of the issued shares of the class;

        (b) at an adjourned meeting the necessary quorum shall be one person holding shares of the class or his proxy;

        (c) every holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him; and

        (d) a poll may be demanded by any one holder of shares of the class whether present in person or by proxy.

(3) Unless otherwise expressly provided by the terms of their issue, the rights attached to any class of shares shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with them.

(4) Any class of shares issued without the right to vote at general meetings of the Company attached shall include the words "non-voting" in the name by which the same are designated, and if classes of shares are issued with different voting rights attached to them the names by which such classes are designated (other than the class with the most favourable voting rights attached thereto) shall include the words "limited voting".

                               SHARE CERTIFICATES

16.     Issue of certificates

(1) A person whose name is entered in the register as the holder of any certificated shares shall be entitled (unless the conditions of issue otherwise provide) to receive one certificate for those shares, or one certificate for each class of those shares and, if he transfers part of the shares, represented by a certificate in his name, or elects to hold part in uncertificated form to receive a new certificate for the balance of those shares.

(2) In the case of joint holders, the Company shall not be bound to issue more than one certificate for all the shares in any particular class registered in their joint names, and delivery of a certificate for a share to any one of the joint holders shall be sufficient delivery to all.

(3) Every share certificate shall be issued under seal (by affixing the seal to, or printing the seal or a representation of it on, the certificate) and shall specify the number and class of the shares to which it relates and the amount or respective amounts paid up on the shares.

(4) Certificates may be delivered either by handing them personally or by despatching them to the holder (or, in the case of joint holders, to the first named in the register) or to the agents of the holder, and any certificates so despatched shall be sent at the risk of the holder.

17.     Charges for and replacement of certificates

(1) Except as expressly provided to the contrary in these articles, no fee shall be charged for the issue of a share certificate.

(2) Any two or more certificates representing shares of any one class held by any member may at his request be cancelled and a single new certificate issued.

(3) If any member surrenders for cancellation a certificate representing shares held by him and requests the Company to issue two or more certificates representing those shares in such proportions as he may specify, the board may, if it thinks fit, comply with the request on payment of such fee (if any) as the board may decide.

(4) If a certificate is damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued on compliance with such conditions as to evidence and indemnity as the board may think fit and on payment of any exceptional expenses of the Company incidental to its investigation of the evidence and, if damaged or defaced, on delivery up of the old certificate.

(5) In the case of joint holders of a share a request for a new certificate under any of the preceding paragraphs of this article may be made by any one of the joint holders unless the certificate is alleged to have been lost, stolen or destroyed.

                              UNCERTIFICATED SHARES

18.     Uncertificated shares - general powers

(1) The board may permit any class of shares to be held in uncertificated form and to be transferred by means of a relevant system and may revoke any such permission.

(2) In relation to any share which is for the time being held in uncertificated form:

        (a) the Company may utilise the relevant system in which it is held to the fullest extent available from time to time in the exercise of any of its powers or functions under the Statutes or these articles or otherwise in effecting any actions and the board may from time to time determine the manner in which such powers, functions and actions shall be so exercised or effected;

        (b)    any provision in these articles which is inconsistent with:

               (i) the holding or transfer of that share in the manner prescribed or permitted by the Statutes;

               (ii) any other provision of the Statutes relating to shares held in uncertificated form; or

               (iii) the exercise of any powers or functions by the Company or the effecting by the Company of any actions by means of a relevant system,

               shall not apply;

        (c) the Company may, by notice to the holder of that share, require the holder to change the form of such share to certificated form within such period as may be specified in the notice; and

        (d)    the Company shall not issue a certificate.

(3) For the purpose of effecting any action by the Company, the board may determine that shares held by a person in uncertificated form shall be treated as a separate holding from shares held by that person in certificated form.

                                 LIEN ON SHARES

19.     Lien on partly paid shares

(1) The Company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable (whether or not due) in respect of that share. The lien shall extend to every amount payable in respect of that share.

(2) The board may at any time either generally or in any particular case declare any share to be wholly or partly exempt from the provisions of this article. Unless otherwise agreed, the registration of a transfer of a share shall operate as a waiver of the Company's lien (if any) on that share.

20.     Enforcement of lien

(1) The Company may sell any share subject to a lien in such manner as the board may decide if an amount payable on the share is due and is not paid within fourteen clear days after a notice has been served on the holder or any person entitled by transmission to the share demanding payment of that amount and giving notice of intention to sell in default.

(2) To give effect to any sale under this article, the board may authorise some person to transfer the share sold to, or in accordance with the directions of, the purchaser and the transferee shall not be bound to see to the application of the purchase money nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings connected with the sale. The remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

(3) The net proceeds of the sale, after payment of the costs, shall be applied in or towards satisfaction of the amount due and any residue shall (subject to a like lien for any amounts not presently due as existed on the share before the sale), on surrender of the certificate for the shares sold, be paid to the holder or person entitled by transmission to the share immediately before the sale.

                                 CALLS ON SHARES

21.     Calls

(1) Subject to the terms of allotment, the board may make calls on the members in respect of any moneys unpaid on their shares (whether in respect of nominal amount or premium) and each member shall (subject to his receiving at least fourteen clear days' notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A call may be revoked or postponed as the board may decide.

(2) Any call may be made payable in one sum or by instalments and shall be deemed to be made at the time when the resolution of the board authorising that call is passed.

(3)     A  person  on  whom  a  call  is  made  shall   remain   liable  for  it
        notwithstanding the subsequent transfer of the share in respect of which the call is made.

(4) The joint holders of a share shall be jointly and severally liable for the payment of all calls in respect of that share.

22.     Interest on calls and unpaid calls

(1) If a call is not paid before or on the due date for payment, the person from whom it is due shall pay interest on the amount unpaid, from the due date for payment to the date of actual payment, at such rate as the board may decide, but the board may waive payment of the interest, wholly or in part.

(2) Unless the board decides otherwise, where a call is not paid on a share before or on the due date for payment, the person from whom it is due shall not be entitled to receive any dividend in respect of the share and shall not be entitled to be present or vote at any meeting or upon a poll, or to exercise any privilege as a member in respect of the share, until he shall have paid all calls for the time being due and payable on the share held by him (or to which he is entitled by transmission), whether alone or jointly with any other person, together with interest (if any).

23.     Sums treated as calls

        A sum which by the terms of allotment of a share is payable on allotment, or at a fixed time, or by instalments at fixed times, shall for all purposes of these articles be deemed to be a call duly made and payable on the date or dates fixed for payment and, in case of non-payment, the provisions of these articles shall apply as if that sum had become payable by virtue of a call.

24.     Power to differentiate

        On any issue of shares the board may make arrangements for a difference between the allottees or holders of the shares in the amounts and times of payment of calls on their shares.

25.     Payment of calls in advance

        The board may, if it thinks fit, receive all or any part of the moneys payable on a share beyond the sum actually called up on it if the holder is willing to make payment in advance and, on any moneys so paid in advance, may (until they would otherwise be due) pay interest at such rate as may be agreed between the board and the member paying the sum in advance. No sum paid up in advance of calls shall entitle the holder to any portion of a dividend subsequently declared on a share in respect of any period prior to the date upon which the sum would, but for the advance payment, become presently payable.

                              FORFEITURE OF SHARES

26.     Notice of unpaid calls

(1) If the whole or any part of any call or instalment remains unpaid on any share after the due date for payment, the board may serve a notice on the holder requiring him to pay so much of the call or instalment as remains unpaid, together with any accrued interest.

(2) The notice shall state a further day, being not less than fourteen clear days from the date of the notice, on or before which, and the place where, payment is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the share in respect of which the call was made or instalment is payable will be liable to be forfeited.

(3)     The board may accept a surrender of any share liable to be forfeited.

27.     Forfeiture on non-compliance with notice

(1) If the requirements of a notice served under the preceding article are not complied with, any share in respect of which it was given may (before the payment required by the notice is made) be forfeited by a resolution of the board. The forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited share and not actually paid before the forfeiture.

(2) If a share is forfeited, notice of the forfeiture shall be given to the person who was the holder of the share or (as the case may be) the person entitled to the share by transmission and an entry that notice of the forfeiture has been given, with the relevant date, shall be made in the register; but no forfeiture shall be invalidated by any omission to give such notice or to make such entry.

28.     Power to annul forfeiture or surrender

        The board may, at any time before the forfeited or surrendered share has been sold, re-allotted or otherwise disposed of, annul the forfeiture or surrender upon payment of all calls and interest due on or incurred in respect of the share and on such further conditions (if any) as it thinks fit.

29.     Disposal of forfeited or surrendered shares

(1) Every share which is forfeited or surrendered shall become the property of the Company and (subject to the provisions of the Statutes) may be sold, re-allotted or otherwise disposed of, upon such terms and in such manner as the board shall decide either to the person who was before the forfeiture the holder of the share or to any other person and whether with or without all or any part of the amount previously paid up on the share being credited as so paid up. The board may for the purposes of a disposal authorise some person to transfer the forfeited or surrendered share to, or in accordance with the directions of, any person to whom the same has been sold or disposed of.

(2) A statutory declaration by a director or the secretary that a share has been forfeited or surrendered on a specified date shall, as against all persons claiming to be entitled to the share, be conclusive evidence of the facts stated in it and shall (subject to the execution of any necessary transfer) constitute a good title to the share. The new holder of the share shall not be bound to see to the application of the consideration for the disposal (if any) nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings connected with the forfeiture, surrender, sale, re-allotment or disposal of the share.

30.     Arrears to be paid notwithstanding forfeiture or surrender

(1) A person any of whose shares have been forfeited or surrendered shall cease to be a member in respect of the forfeited or surrendered share and shall surrender to the Company for cancellation the certificate for the share forfeited or surrendered, but shall remain liable (unless payment is waived in whole or in part by the board) to pay to the Company all moneys payable by him on or in respect of that share at the time of forfeiture or surrender, together with interest from the time of forfeiture or surrender until payment at such rate as the board shall decide, in the same manner as if the share had not been forfeited or surrendered. He shall also be liable to satisfy all the claims and demands (if any) which the Company might have enforced in respect of the share at the time of forfeiture or surrender. No deduction or allowance shall be made for the value of the share at the time of forfeiture or surrender or for any consideration received on its disposal.

(2) The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only those rights and liabilities as are by these articles expressly saved, or as are by the Statutes given or imposed in the case of past members.

                                UNTRACED MEMBERS

31.     Sale of shares of untraced members

(1) The Company may sell, in such manner as the board may decide and at the best price it considers to be reasonably obtainable at that time, any share of a member, or any share to which a person is entitled by transmission, if:

        (a) during a period of twelve years at least three cash dividends have become payable in respect of the share to be sold;

        (b) during that period no cash dividend payable in respect of the share has been claimed, no warrant or cheque in respect of the share sent to the address and in the manner provided by these articles for sending such payments has been cashed and no communication has been received by the Company from the member or the person entitled by transmission to the share;

        (c) on or after the expiry of that period of twelve years the Company has published advertisements both in a national newspaper and in a newspaper circulating in the area in which the address referred to in sub-paragraph (b) is located, in each case giving notice of its intention to sell the share;

        (d) during the period of three months following the publication of those advertisements and after that period until the exercise of the power to sell the share, the Company has not received any communication from the member or the person entitled by transmission to the share.

(2) The Company's power of sale shall extend to any further share which, on or before the date of publication of the first of any advertisement pursuant to sub-paragraph (1)(c) above, is issued in right of a share to which paragraph (1) applies (or in right of any share to which this paragraph applies) if the conditions set out in sub-paragraphs (1)(b) to
        (d) are satisfied in relation to the further share (but as if the references to a period of twelve years were references to a period beginning on the date of allotment of the further share and ending on the date of publication of the first of the advertisements referred to above).

(3) To give effect to any sale, the board may authorise some person to transfer the share to, or in accordance with the directions of the purchaser and the new holder of the share shall not be bound to see to the application of the purchase money; nor shall his title to the share be affected by any irregularity in, or invalidity of, the proceedings connected with the sale.

32.     Application of proceeds of sale

(1) The Company shall account to the person entitled to the share at the date of sale for a sum equal to the net proceeds of sale and shall be deemed to be his debtor, and not a trustee for him, in respect of them.

(2) Pending payment of the net proceeds of sale to such person, the proceeds may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company, if any) as the board may from time to time decide.

(3) No interest shall be payable in respect of the net proceeds and the Company shall not be required to account for any moneys earned on the net proceeds.

                               TRANSFER OF SHARES

33.     Right to transfer shares

        Subject to the restrictions in these articles, a member may transfer all or any of his shares in any manner which is permitted by the Statutes and is from time to time approved by the board.

34.     Transfers of uncertificated shares

(1)     The  Company  shall   register  the  transfer  of  any  shares  held  in
        uncertificated form in accordance with the Statutes.

(2) The board may, in its absolute discretion and without giving any reason for its decision, refuse to register any transfer of an uncertificated share where permitted by the Statutes.

35.     Transfers of certificated shares

(1) An instrument of transfer of a certificated share may be in any usual form or in any other form which the board may approve and shall be signed by or on behalf of the transferor and (except in the case of a fully paid share) by or on behalf of the transferee.

(2) The board may, in its absolute discretion and without giving any reason for its decision, refuse to register any instrument of transfer of a certificated share:

        (a) which is not fully paid up but, in the case of a class of shares which has been admitted to official listing by the UKLA, not so as to prevent dealings in those shares from taking place on an open and proper basis; or

        (b)    on which the Company has a lien.

(3) The board may also refuse to register any instrument of transfer of a certificated share unless it is:

        (a) left at the office, or at such other place as the board may decide, for registration; and

        (b) accompanied by the certificate for the shares to be transferred and such other evidence (if any) as the board may reasonably require to prove the title of the intending transferor or his right to transfer the shares.

(2) All instruments of transfer which are registered may be retained by the Company, but any instrument of transfer which the board refuses to register shall (except in any case where fraud or any other crime involving dishonesty is suspected in relation to such transfer) be returned to the person presenting it.

36.     No fee payable

        No fee shall be charged for registration of a transfer or other document or instruction relating to or affecting the title to any share.

37.     Other provisions relating to transfers

(1) The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the register in respect of the share.

(2) The board may refuse to register any transfer unless it is in respect of only one class of shares.

(3) Nothing in these articles shall preclude the board from recognising a renunciation of the allotment of any share by the allottee in favour of some other person.

(4) The registration of the transfer of any shares or of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in any year) as the board may decide, except that the registration of the transfer of any shares or class of shares which are for the time being participating securities may only be suspended as permitted by the Statutes.

(3) Unless otherwise agreed by the board in any particular case, the maximum number of persons who may be entered on the register as joint holders of a share is four.

38.     Notice of refusal

        If the board refuses to register a transfer of a share it shall, within two months after the date on which the instrument of transfer was lodged or the Operator-instruction was received, give to the transferee notice of the refusal.

                             TRANSMISSION OF SHARES

39.     Transmission on death

        If a member dies, the survivor, where the deceased was a joint holder, and his personal representatives where he was a sole or the only surviving holder, shall be the only person or persons recognised by the Company as having any title to his shares; but nothing in these articles shall release the estate of a deceased holder from any liability in respect of any share held by him solely or jointly.

40.     Election of person entitled by transmission

(1) A person becoming entitled to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to transmission by operation of law may, on producing such evidence as the board may require and subject as provided in this article, elect either to be registered himself as the holder of the share or to have some person nominated by him registered as the holder of the share.

(2) If he elects to be registered himself, he shall give to the Company a notice signed by him to that effect. If he elects to have another person registered, he shall execute a transfer of the share or shall execute such other document or take such other action as the board may require to enable that person to be registered.

(3) All the provisions of these articles relating to the transfer of shares shall apply to the notice or instrument of transfer or other document or action as if it were an instrument of transfer signed by the person from whom the title by transmission is derived and the event giving rise to such transmission had not occurred.

41.     Rights of person entitled by transmission

(1) A person entitled by transmission shall have the right to receive and give a discharge for any dividends or other moneys payable in respect of the share and shall have the same rights in relation to the share as he would have if he were the holder except that, until he becomes the holder, he shall not be entitled to attend or vote at any meeting of the Company or any separate general meeting of the holders of any class of shares in the Company.

(2) The board may at any time give notice requiring any person entitled by transmission to a share to elect either to be registered himself or to transfer the share and, if after ninety days the notice has not been complied with, the board may withhold payment of all dividends or other moneys payable in respect of the share (but this action shall not constitute the Company as trustee in respect of the dividends or the other moneys) until the requirements of the notice have been complied with.

                        DISCLOSURE OF INTERESTS IN SHARES

42.     Disclosure of interests in shares

(1) This article applies where the Company gives to the holder of a share or to any person appearing to be interested in a share a notice requiring any of the information mentioned in section 212 of the Act (a "section 212 notice").

(2) If a section 212 notice is given by the Company to a person appearing to be interested in any share, a copy shall at the same time be given to the holder, but the accidental omission to do so or the non-receipt of the copy by the holder shall not prejudice the operation of the following provisions of this article.

(3) If the holder of, or any person appearing to be interested in, any share has been served with a section 212 notice and, in respect of that share (a "default share"), has been in default for the relevant period in supplying to the Company the information required by the section 212 notice, the restrictions referred to below shall apply. Those restrictions shall continue until:

        (a) the date seven days after the date on which the board is satisfied that the default is remedied; or

        (b) the Company is notified that the default shares are the subject of a an exempt transfer; or

        (c) the board decides to waive those restrictions, in whole or in part.

(4)     The restrictions referred to above are as follows:

        (a) if the default shares in which any one person is interested or appears to the Company to be interested represent less than 0.25 per cent. of the issued shares of the class, the holders of the default shares shall not be entitled, in respect of those shares, to attend or to vote, either personally or by proxy, at any general meeting or at any separate general meeting of the holders of any class of shares in the Company, or to exercise any other right conferred by membership in relation to meetings of the Company; or

        (b) if the default shares in which any one person is interested or appears to the Company to be interested represent at least 0.25 per cent. of the issued shares of the class, the holders of the default shares shall not be entitled, in respect of those shares:

               (i) to attend or to vote, either personally or by proxy, at any general meeting or at any separate general meeting of the holders of any class of shares in the Company, or to exercise any other right conferred by membership in relation to meetings of the Company; or

               (ii)   to receive any dividend or other distribution; or

               (iii) to transfer or agree to transfer any of those shares or any rights in them.

        The restrictions in sub-paragraphs (a) and (b) above shall not prejudice the right of either the member holding the default shares or, if different, any person having a power of sale over those shares to sell or agree to sell those shares under an exempt transfer.

(5) If any dividend or other distribution is withheld under paragraph (4)(b) above, the member shall be entitled to receive it as soon as practicable after the restrictions contained in paragraph (4)(b) cease to apply.

(6) If, while any of the restrictions referred to above apply to a share, another share is allotted in right of it (or in right of any share to which this paragraph applies), the same restrictions shall apply to that other share as if it were a default share. For this purpose, shares which the Company allots, or procures to be offered, pro rata (disregarding fractional entitlements and shares not offered to certain members by reason of legal or practical problems associated with issuing or offering shares outside the United Kingdom) to holders of shares of the same class as the default share shall be treated as shares allotted in right of existing shares from the date on which the allotment is unconditional or, in the case of shares so offered, the date of the acceptance of the offer.

(7)     For the purposes of this article:

        (a) an "exempt transfer" in relation to any share is a transfer pursuant to:

               (i) a sale of the share on a recognised investment exchange in the United Kingdom on which shares of that class are listed or normally traded; or

               (ii) a sale of the whole beneficial interest in the share to a person whom the board is satisfied is unconnected with the existing holder or with any other person appearing to be interested in the share; or

               (iii) acceptance of a takeover offer (as defined for the purposes of Part XIIIA of the Act );

        (b) the "relevant period" shall be, in a case falling within paragraph (4)(a) above, 28 days and, in a case falling within paragraph (4)(b) above, 14 days after the date of service of the section 212 notice;

        (c) the percentage of the issued shares of a class represented by a particular holding shall be calculated by reference to the shares in issue at the time when the section 212 notice is given;

        (d) a person shall be treated as appearing to be interested in any share if the Company has given to the member holding such share a section 212 notice and either (i) the member has named the person as being interested in the share or (ii) (after taking into account any response to any section 212 notice and any other relevant information) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the share; and

        (e) Part VI of the Act shall apply for the purpose of construing references to persons interested in shares.

(8) The provisions of this article are without prejudice to the provisions of section 216 of the Act and, in particular, the Company may apply to the court under section 216(1) whether or not these provisions apply or have been applied.

                                GENERAL MEETINGS

43.     Annual general meetings

        The board shall convene and the Company shall hold annual general meetings in accordance with the requirements of the Statutes.

44.     Extraordinary general meetings

        All general meetings other than annual general meetings shall be called extraordinary general meetings.

45.     Convening of extraordinary general meetings

(1) The board may convene an extraordinary general meeting whenever it thinks fit.

(2)     An extraordinary general meeting may also be convened in accordance with article 85.

(3) An extraordinary general meeting shall also be convened by the board on the requisition of members pursuant to the provisions of the Statutes or, in default, may be convened by such requisitionists, as provided by the Statutes.

(4) The board shall comply with the provisions of the Statutes regarding the giving and the circulation, on the requisition of members, of notices of resolutions and of statements with respect to matters relating to any resolution to be proposed or business to be dealt with at any general meeting of the Company.

                           NOTICE OF GENERAL MEETINGS

46.     Length and form of notice

(1) An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or a resolution of which special notice is required by the Statutes or a resolution appointing any person (other than a retiring director) as a director shall be called by not less than twenty-one clear days' notice. All other extraordinary general meetings shall be called by not less than fourteen clear days' notice.

(2) The notice shall specify the place, day and time of the meeting, and the general nature of the business to be transacted.

(3) Notice of every general meeting shall be given to all members other than any who, under the provisions of these articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, and also to the auditors (or, if more than one, each of them) and to each director.

47.     Omission or non-receipt of notice

        The accidental omission to give notice of a meeting to, or the non-receipt of notice by, any person entitled to receive the notice shall not invalidate the proceedings of that meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

48.     Quorum

(1) No business shall be transacted at any general meeting unless the requisite quorum is present when the meeting proceeds to business.

(2) Except as otherwise provided by these articles two members present in person or by proxy and entitled to vote on a poll shall be a quorum.

(3) If within half an hour from the time appointed for the holding of a general meeting a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week (or, if that day is a holiday, to the next working day) and at the same time and place, as the original meeting, or, subject to article 45(4), to such other day, and at such other time and place, as the board may decide.

(4) If at an adjourned meeting a quorum is not present within fifteen minutes from the time fixed for holding the meeting, the meeting shall be dissolved.

49.     Security

        The board may make any security arrangements both prior to and during any general meeting which it considers appropriate relating to the holding of a general meeting of the Company or a separate general meeting of the holders of any class of shares of the Company, including, without limitation, arranging for any person attending a meeting to be searched and for items of personal property which may be taken into a meeting to be restricted and excluding from a meeting any person including any member who refuses to comply with any such arrangements.

50.     Chairman

        At each general meeting, the chairman of the board or, if he is absent or unwilling, the deputy chairman (if any) of the board or (if more than one deputy chairman is present and willing) the deputy chairman who has been longest in such office or, if no deputy chairman is present and willing, that one of the other directors who is appointed for the purpose by the board or (failing appointment by the board), by the members present, shall preside as chairman of the meeting, but if no director is present within thirty minutes after the time fixed for holding the meeting or, if none of the directors present is willing to preside, the members present and entitled to vote shall choose one of their number to preside as chairman of the meeting. The chairman of any general meeting shall take such action as he thinks fit to promote the orderly conduct of the business of the meeting as laid down in the notice of the meeting and the decision of the chairman of any general meeting on matters of procedure or arising incidentally from the business of the meeting shall be final as shall be his determination, acting in good faith, as to whether any matter is of such nature.

51.     Directors entitled to attend and speak

        Whether or not he is a member, a director shall be entitled to attend and speak at any general meeting of the Company and at any separate general meeting of the holders of any class of shares of the Company.

52.     Meeting at more than one place

(1)     A general meeting may be held at more than one place if:

        (a) the notice convening the meeting specifies that it shall be held at more than one place; or

        (b) the board resolves, after the notice convening the meeting has been given, that the meeting shall be held at more than one place; or

        (c) it appears to the chairman of the meeting that the place of the meeting specified in the notice convening the meeting is inadequate to accommodate all persons entitled and wishing to attend.

(2) A general meeting held at more than one place is duly constituted and its proceedings are valid if (in addition to the other provisions of these articles relating to general meetings being satisfied) the chairman of the meeting is satisfied that facilities (whether by electronic means or otherwise) are available to enable each person present at each place to participate in the business of the meeting.

(3) Each person present at each place in person or by proxy and entitled to vote on a poll shall be counted in the quorum for, and shall be entitled to vote at, the meeting. The meeting is deemed to take place at the place which the chairman of the meeting is present.

53.     Adjournment

(1) With the consent of any meeting at which a quorum is present the chairman of the meeting may (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place.

(2) In addition, the chairman of the meeting may at any time without the consent of the meeting adjourn the meeting (whether or not it has commenced or a quorum is present) to another time and/or place if, in his opinion, the conduct of persons present prevents or is likely to prevent the orderly continuation of the business of the meeting or it would facilitate the conduct of the business of the meeting to do so.

(3) Nothing in this article shall limit any other power vested in the chairman to adjourn the meeting.

(4) Whenever a meeting is adjourned for thirty days or more or sine die, at least fourteen clear days' notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting but otherwise no person shall be entitled to any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

(5) No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

54.     Amendments

        If an amendment is proposed to any motion under consideration but shall be ruled out of order by the chairman of the meeting acting in good faith the subsequent proceedings on the motion shall not be invalidated by any error in the ruling. In the case of a resolution proposed as a special or extraordinary resolution, no amendment to the resolution (other than a mere clerical amendment to correct a manifest error in the notice relating to it) may in any event be considered or voted upon.

55.     Method of voting and demand for poll

(1) At a general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless (before, or immediately after the declaration of the result of, the show of hands or on the withdrawal of any other demand for a poll) a poll is demanded by:

        (a)    the chairman of the meeting; or

        (b) at least five members present in person or by proxy having the right to vote on the resolution; or

        (c) a member or members present in person or by proxy representing in aggregate not less than one-tenth of the total voting rights of all the members having the right to vote on the resolution; or

        (d) a member or members present in person or by proxy holding shares conferring the right to vote on the resolution on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right, and a demand for a poll by a person as proxy for a member shall be as valid as if the demand were made by the member himself.

(2)     No poll may be demanded on the appointment of a chairman of the meeting.

(3) A demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman of the meeting and the demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

(4) Unless a poll is demanded (and the demand is not withdrawn), a declaration by the chairman of the meeting that a resolution has been carried, or carried unanimously, or has been carried by a particular majority, or lost, or not carried by a particular majority, shall be conclusive, and an entry to that effect in the minutes of the meeting shall be conclusive evidence of that fact, without proof of the number or proportion of the votes recorded in favour of or against the resolution.

(5) The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

56.     How poll to be taken

(1) If a poll is demanded (and the demand is not withdrawn), it shall be taken at such time (either at the meeting at which the poll is demanded or within thirty days after the meeting), at such place and in such manner (including by electronic means) as the chairman of the meeting shall direct and he may appoint scrutineers (who need not be members).

(2) It shall not be necessary (unless the chairman of the meeting otherwise directs) for notice to be given of a poll whether taken at or after the meeting at which it was demanded.

(3) On a poll votes may be given either personally or by proxy and a member entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

(4) The result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded.

57.     Chairman's casting vote

        In the case of an equality of votes, either on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, as the case may be, shall be entitled to a further or casting vote in addition to any other vote or votes to which he may be entitled.

                                VOTES OF MEMBERS

58.     Voting rights

(1) Subject to the provisions of these articles and to any special rights or restrictions as to voting for the time being attached to any shares:

        (a) on a show of hands, every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative, not being himself a member, shall have one vote; and

        (b) on a poll, every member who is present in person or by proxy shall have one vote for every share of which he is the holder.

(2) For the purposes of determining which persons are entitled to attend or vote at any general meeting, and how many votes such persons may cast, the Company may specify in the notice of the meeting a time, not more than 48 hours before the time fixed for the meeting, by which a person must be entered on the register in order to have the right to attend or vote at the meeting. Changes to entries on the register after the time so specified shall be disregarded in determining the rights of any person to attend or vote at the meeting, notwithstanding any provisions in the Statutes or these articles to the contrary.

59.     Representation of corporations

        Any corporation which is a member of the Company may, by resolution of its directors or other governing body, authorise any person to act as its representative at any meeting of the Company or of any class of members of the Company; and the representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member present at the meeting in person, including (without limitation) power to vote on a show of hands or on a poll and to demand or concur in demanding a poll. The board or any director or the secretary may (but shall not be bound to) require evidence of the authority of any such representative. Any authorisation in writing purporting to be signed by an officer of or other person duly authorised for the purpose by the corporation shall be conclusive evidence of the authority of the representative to act on behalf of the corporation.

60.     Voting rights of joint holders

        If more than one of the joint holders of a share tenders a vote on the same resolution, whether personally or by proxy, the vote of the senior who tenders a vote shall be accepted to the exclusion of the vote(s) of the other joint holder(s); and for this purpose seniority shall be determined by the order in which the names stand in the register in respect of the relevant share.

61.     Voting rights of members incapable of managing their affairs

        A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person in the nature of a receiver or curator bonis appointed by that court, and the receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the board of the authority of the person claiming the right to vote must be received at the office (or at such other address as may be specified for the receipt of proxy appointments) not later than the last time by which a proxy appointment must be received in order to be valid for use at the meeting or adjourned meeting or on the holding of the poll at or on which that person proposes to vote and, in default, the right to vote shall not be exercisable.

62.     Voting rights suspended where sums overdue

        Unless the board otherwise decides, a member shall not be entitled to vote, either in person or by proxy, at any general meeting or at any separate general meeting of the holders of any class of shares in the Company in respect of any share held by him unless all calls and other sums presently payable by him in respect of that share have been paid.

63.     Objections to admissibility of votes

        No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting or poll at which the vote objected to is or may be given or tendered, and every vote not disallowed at such meeting or poll shall be valid for all purposes. Any such objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive. If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the results of the voting unless it is pointed out at the same meeting, or at any adjournment thereof, and it is in the opinion of the chairman of the meeting of sufficient magnitude to vitiate the result of the voting.

                                     PROXIES

64.     Proxies

(1) A proxy need not be a member of the Company and a member may appoint more than one proxy to attend on the same occasion. If a member appoints more than one proxy to attend on the same occasion and a dispute arises between those proxies on how to vote on a show of hands or on a poll, the Company shall be entitled to accept the vote of the first named proxy so appointed.

(2) A proxy shall not be entitled to speak at any meeting without the chairman's consent.

(3) The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or on the poll concerned.

(4) The appointment of a proxy shall be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The appointment of a proxy shall only be valid for the meeting mentioned in it and any adjournment of that meeting (including on any poll demanded at the meeting or any adjourned meeting).

65.     Appointment of proxy

        The appointment of a proxy may be in such form as is usual or common or in such other form as the board may from time to time approve and shall be signed by the appointor, or his duly authorised agent, or, if the appointor is a corporation, shall either be executed under its common seal or be signed by an agent or officer authorised for that purpose. The board may, but shall not be bound to, require evidence of the authority of any such agent or officer.

66.     Receipt of proxy

(1)     A proxy appointment:

        (a) must be received at such address as may be specified in the notice convening the meeting or in any other information issued by the Company in relation to the meeting (or if no such address is specified, at the office) at least 48 hours before the time for holding the meeting at which the appointee proposes to vote; or

        (b) (in the case of a poll taken more than 48 hours after it is demanded or in the case of an adjourned meeting to be held more than 48 hours after the time fixed for holding the original meeting), must be received at such address as may be specified in the notice convening the meeting or in other information issued by the Company in relation to the poll or meeting (or if no such address is specified, at the office) at least 24 hours before the time appointed for the taking of the poll or, as the case may be, the time fixed for holding the adjourned meeting; or

        (c) in the case of a poll which is not taken at the meeting at which it is demanded but is taken 48 hours or less after it is demanded, or in the case of an adjourned meeting to be held 48 hours or less after the time fixed for holding the original meeting, must either be received by the chairman of the meeting or the secretary or any director at the meeting at which the poll is demanded or, as the case may be, at the original meeting, or be received at such address and by such time as the chairman of the meeting may direct at the meeting at which the poll is demanded.

(2) In the case of a proxy appointment signed by an agent of a member who is not a corporation, the authority under which the appointment is signed or an office copy of it or a copy of it certified in accordance with section 3 of the Powers of Attorney Act 1971 must also be received by the Company in the manner set out in paragraph (1) above.

(3) In the case of a proxy appointment signed by an officer or other agent of a corporation, the directors may also require the receipt, in the manner set out in paragraph (1) above, of the authority under which the appointment is signed, or a notarially certified copy of it, or such other authorities or information as shall be specified in the notice of the relevant meeting or in any other information issued by the Company in relation to the relevant meeting.

(4) The board may, but shall not be bound to, require such further evidence as it thinks fit of the authenticity or integrity of any signature on a proxy appointment and, if the signatory is an agent or, where the appointor is a corporation, an officer, of his authority.

(5) The board may decide, either generally or in any particular case, to treat a proxy appointment as valid notwithstanding that the appointment or any of the information required under paragraphs (2), (3) or (4) above has not been received in accordance with the requirements of this article.

(6) Subject to paragraph (5) above, if the proxy appointment and any of the information required under paragraphs (2), (3) and (4) above are not received in the manner required above, the appointee shall not be entitled to vote in respect of the shares in question.

(7) If two or more valid but differing proxy appointments are received in respect of the same share for use at the same meeting or on the same poll, the one which is last received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the others as regards that share and if the Company is unable to determine which was last deposited, none of them shall be treated as valid in respect of that share.

67.     Notice of revocation of proxy

        A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the proxy or the authority under which the proxy was executed or (until entered in the register) the transfer of the share in respect of which the vote is given, provided no intimation in writing of the death, insanity, revocation or transfer was received at the office (or at such other address at which the proxy appointment was duly received) up to 12 hours before the time fixed for holding the meeting or adjourned meeting (or, in the case of a poll, before the time appointed for the taking of the poll) at which the vote was given.

                                    DIRECTORS

68.     Number of directors

        The directors (other than alternate directors) shall not, unless otherwise determined by an ordinary resolution of the Company, be less than three nor more than twenty in number.

69.     Directors need not be members

        A director need not be a member of the Company.

70.     Age of directors

        No person shall be disqualified from being appointed a director, and no director shall be required to vacate that office, by reason only of the fact that he has attained the age of seventy years or any other age.

                APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS

71.     Appointment of directors by the Company

(1) Subject to the provisions of these articles, the Company may by ordinary resolution appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director, but so that the total number of directors shall not exceed any maximum number fixed by or in accordance with these articles.

(2) No person (other than a director retiring in accordance with these articles) shall be appointed or reappointed a director at any general meeting unless:

        (a)    he is recommended by the board; or

        (b) not less than seven nor more than forty-two days before the date appointed for the meeting there has been given to the Company, by a member (other than the person to be proposed) entitled to vote at the meeting, notice of his intention to propose a resolution for the appointment of that person, stating the particulars which would, if he were so appointed, be required to be included in the Company's register of directors and a notice executed by that person of his willingness to be appointed.

72.     Separate resolutions for appointment of each director

        Every resolution of a general meeting for the appointment of a director shall relate to one named person and a single resolution for the appointment of two or more persons shall be void, unless a resolution that it shall be so proposed has been first agreed to by the meeting without any vote being cast against it.

73.     The board's power to appoint directors

        The board may appoint any person who is willing to act to be a director, either to fill a vacancy or by way of addition to their number but so that the total number of directors shall not exceed any maximum number fixed by or in accordance with these articles.

74.     Retirement of directors

(1)     At each annual general meeting any director then in office who:

        (a) has been appointed by the board since the previous annual general meeting; or

        (b) at the date of the notice convening the annual general meeting had held office for more than 30 months since he was appointed or last re-appointed by the Company in general meeting,

        shall retire from office but shall be eligible for re-appointment.

(2) A retiring director shall (unless he is removed from office or his office is vacated in accordance with these articles) retain office until the close of the meeting at which he retires or (if earlier) when a resolution is passed at that meeting not to fill the vacancy or to appoint another person in his place or the resolution to re-appoint him is put to the meeting and lost.

(3) If the Company, at any meeting at which a director retires in accordance with these articles, does not fill the office vacated by such director, the retiring director, if willing to act, shall be deemed to be re-appointed, unless at the meeting a resolution is passed not to fill the vacancy or to appoint another person in his place or unless the resolution to re-appoint him is put to the meeting and lost.

75.     Removal of directors

(1) The Company may by extraordinary resolution, or by ordinary resolution of which special notice has been given in accordance with the Statutes, remove any director before his period of office has expired notwithstanding anything in these articles or in any agreement between him and the Company.

(2) A director may also be removed from office by the service on him of a notice to that effect signed by or on behalf of all the other directors.

(3) Any removal of a director under this article shall be without prejudice to any claim which such director may have for damages for breach of any agreement between him and the Company.

76.     Vacation of office of director

        Without prejudice to the provisions of these articles for retirement or removal the office of a director shall be vacated:

        (a)    if he is prohibited by law from being a director; or

        (b) if he becomes bankrupt or he makes any arrangement or composition with his creditors generally; or

        (c) if he is, or may be, suffering from mental disorder and in relation to that disorder either he is admitted to hospital for treatment or an order is made by a court (whether in the United Kingdom or elsewhere) for his detention or for the appointment of some person to exercise powers with respect to his property or affairs and, in either case, the board resolves that his office be vacated; or

        (d) if for more than six months he is absent (whether or not an alternate director attends in his place), without special leave of absence from the board, from meetings of the board held during that period and the board resolves that his office be vacated; or

        (e) if not being a managing or executive director holding office pursuant to the following article he serves on the Company notice of his wish to resign, in which event he shall vacate that office on the service of that notice on the Company or at such later time as is specified in the notice; or

        (f) if he shall tender his resignation at a meeting of the directors and the directors present at the meeting resolve to accept it.

        A resolution of the board pursuant to (c) or (d) above declaring a director to have vacated office as set out shall be conclusive as to the fact and grounds of vacation stated in the resolution.

77.     Executive directors

(1) The board may appoint one or more directors to hold any executive office in the Company (or any of its subsidiaries) (including that of chairman, chief executive or managing director) for such period (subject to the provisions of the Statutes) and on such terms as it may decide and may revoke or terminate any appointment so made without prejudice to any claim for damages for breach of any contract of service between the director and the Company.

(2) The remuneration of a director appointed to any executive office shall be fixed by the board and may be by way of salary, commission, participation in profits or otherwise and either in addition to or inclusive of his remuneration as a director.

(3) A director appointed to any executive office shall not automatically cease to hold that office if he ceases to be a director unless the contract or any resolution under which he holds office expressly states that he shall, in which case that cessation shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company.

(4) If any director retires at a general meeting of the Company but is re-appointed by or deemed to be re-elected at the meeting at which his retirement took effect, his appointment under this article shall continue to operate after the meeting as if he had not retired.

(5) The board may, at any time and from time to time, appoint any person (not being a director) to any executive position or employment under the Company having a title or designation which includes the word "director" and may terminate any such appointment. The inclusion of the word "director" in the title or designation of any such position or employment shall not imply that the holder is a director of the Company or that he is authorised or empowered to act as, or is liable as, a director of the Company in any respect and he shall not be deemed to be a director for any purpose.

                               ALTERNATE DIRECTORS

78.     Power to appoint alternate directors

(1) Each director may appoint another director or any other person who is willing to act as his alternate and may remove him from that office. The appointment as an alternate director of any person who is not himself a director shall be subject to the approval of a majority of the directors.

(2) An alternate director shall be entitled to receive notice of all meetings of the board, to attend and vote at any such meeting at which the director appointing him is not personally present and at the meeting to exercise and discharge all the functions, powers and duties of his appointor as a director and for the purposes of the proceedings at the meeting the provisions of these articles shall apply as if he were a director.

(3) Every person acting as an alternate director shall (except as regards power to appoint an alternate and remuneration) be subject in all respects to the provisions of these articles relating to directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of the director appointing him. An alternate director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent as if he were a director but shall not be entitled to receive from the Company any fee in his capacity as an alternate director.

(4) Every person acting as an alternate director shall have one vote for each director for whom he acts as alternate, in addition to his own vote if he is also a director, but he shall count as only one for the purpose of determining whether a quorum is present.

(5) Any person appointed as an alternate director shall vacate his office as alternate director if the director by whom he has been appointed vacates his office as director (otherwise than by retirement at a general meeting of the Company at which he is re-elected) or removes him by notice to the Company or on the happening of any event which, if he is or were a director, causes or would cause him to vacate that office.

(6) Every appointment or removal of an alternate director shall be by notice and shall be effective (subject to paragraph (1) above) on receipt by the secretary of the notice.

                       REMUNERATION, EXPENSES AND PENSIONS

79.     Remuneration of directors

(1) The directors (other than any director who for the time being holds an executive office or employment with the Company or a subsidiary of the Company) shall be paid out of the funds of the Company by way of remuneration for their services as directors such fees not exceeding in aggregate (pound)450,000 per annum (or such larger sum as the Company may, by ordinary resolution, determine) as the directors may decide to be divided among them in such proportion and manner as they may agree or, failing agreement, equally. Any fee payable under this article shall be distinct from and the aggregate limit referred to above shall not apply to any remuneration or other amounts payable to a director under other provisions of these articles and shall accrue from day to day.

(2) Subject to the provisions of the Statutes and these articles, the board (or any duly authorised committee of the board) may arrange for the remuneration payable to any non-executive director (as the board or such committee may determine from time to time) to be provided wholly or partly in the form of fully paid ordinary shares in the capital of the Company by applying the relevant amount in the purchase or subscription of such shares on behalf of such director. In the case of a subscription of shares for the purposes of this article, the subscription price of such shares shall be deemed to be the closing middle market price or, as the case may be, the mid-price of the quotation, as published in the Daily Official List of the London Stock Exchange on such day as the board or such committee may determine from time to time.

80.     Special remuneration

(1) The board may grant special remuneration to any director who performs any special or extra services to or at the request of the Company.

(2) Such special remuneration may be paid by way of lump sum, salary, commission, participation in profits or otherwise as the board may decide in addition to any remuneration provided for by or pursuant to any other article.

81.     Expenses

        A director shall be paid out of the funds of the Company all travelling, hotel and other expenses properly incurred by him in and about the discharge of his duties, including his expenses of travelling to and from meetings of the board, committee meetings, general meetings and separate meetings of the holders of any class of securities of the Company. A director may also be paid out of the funds of the Company all expenses incurred by him in obtaining professional advice in connection with the affairs of the Company or the discharge of his duties as a director.

82.     Pensions and other benefits

        The board may exercise all the powers of the Company to pay, provide or procure the grant of pensions or other retirement or superannuation benefits and death, disability or other benefits, allowances or gratuities to any person who is or has been at any time a director of the Company or in the employment or service of the Company or of any company which is or was a subsidiary of or associated with the Company or of the predecessors in business of the

        Company or any such subsidiary or associated company or the relatives or dependants of any such person. For that purpose the board may procure the establishment and maintenance of, or participate in, or contribute to, any non-contributory or contributory pension or superannuation fund, scheme or arrangement and pay any insurance premiums.

                               POWERS OF THE BOARD

83.     General powers of the board to manage Company's business

(1) The business of the Company shall be managed by the board which may exercise all the powers of the Company, subject to the provisions of the Statutes, the memorandum, these articles and any ordinary resolution of the Company. No ordinary resolution or alteration of the memorandum or these articles shall invalidate any prior act of the board which would have been valid if the resolution had not been passed or the alteration had not been made.

(2) The powers given by this article shall not be limited by any special authority or power given to the board by any other article or any resolution of the Company.

84.     Power to act notwithstanding vacancy

        The continuing directors or the sole continuing director at any time may act notwithstanding any vacancy in their number; but, if the number of directors is less than three, they or he may act for the purpose of filling up vacancies or calling a general meeting of the Company, but not for any other purpose. If no director is able or willing to act, then any two members may summon a general meeting for the purpose of appointing directors.

85.     Power to borrow money

(1) The board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and subject to these articles to issue debentures, and other securities. The board shall restrict the borrowings of the Company and exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiaries and subsidiary undertakings so as to secure (as regards subsidiaries and subsidiary undertakings so far as by such exercise they can secure) that, save with the previous sanction of the Company in general meeting (any such sanction being given either by the imposition of a higher limit or limits hereunder or in relation to any specific proposed borrowing), no money shall be borrowed if the aggregate principal amount outstanding of all moneys borrowed by the Group (after deducting the amount of cash deposited and excluding intra-Group borrowings) then exceeds or would as a result of such borrowing exceed the greater of (pound)4,000,000,000 and an amount equal to three times the aggregate of the adjusted share capital and consolidated reserves.

(2) For the purposes of this article the Group means the Company and its subsidiaries and subsidiary undertakings for the time being.

(3) For the purposes of this article the "adjusted share capital and consolidated reserves" means the aggregate as certified by the auditors of:

        (a) the amount paid up or credited as paid up on the issued share capital of the Company; and

        (b) the amount standing to the credit of the reserves of the Company and its subsidiaries and subsidiary undertakings including share premium account and capital redemption reserve and plus or minus (as the case may be) the credit or debit balance on profit and loss account, all as shown by the latest audited and consolidated balance sheet of the Company and its subsidiaries and subsidiary undertakings but after:

        (c) adjusting for any variation in such paid up share capital, share premium account and capital redemption and other reserves (excluding profit and loss account) and any variation in interests in subsidiaries and subsidiary undertakings since the date of the latest relevant audited balance sheet (for which purpose an issue or proposed issue of share capital for cash which has been underwritten shall be deemed paid up to the extent that the underwriters are liable for the issue and that such capital will be paid up within six months from the date on which such underwriting becomes unconditional);

        (d) deducting any amount distributed or proposed to be distributed out of the profits for the issue except to the extent that such distribution is attributable to the Company or any of its subsidiaries or subsidiary undertakings or has been provided for in such consolidation; and

        (e) excluding any amounts attributable to minority interests in subsidiaries and subsidiary undertakings, amounts provided for deferred taxation and amounts attributable to goodwill and any other intangible assets (other than publishing rights, titles and benefits); and

        (f) adding back an amount equal to goodwill that would have remained on such balance sheet if all goodwill had been carried on the balance sheet as an asset and amortised on a straight line basis over 20 years (or such longer period, as determined by the
               Company, as may be in accordance with generally accepted accounting practice in the United Kingdom) such amount to be certified by the auditors; and

        (g) making such other adjustments (if any) as the board may consider appropriate or necessary and as are approved by the auditors.

        The determination of the auditors as to the amount of the adjusted share capital and consolidated reserves at any time shall be conclusive and binding on all concerned. Nevertheless, for the purposes of this article, the directors may act in reliance on a bona fide estimate of the amount of the adjusted share capital and consolidated reserves at any time and if in consequence, the limit set out above is inadvertently exceeded, an amount of borrowed moneys equal to the excess may be disregarded until the expiration of three months after the date on which by reason of a determination of the auditors or otherwise the directors become aware that such a situation has or may have arisen.

        Save as otherwise provided in this article, the latest audited balance sheet adopted as the main or principal balance sheet of the Company or any of its subsidiaries or subsidiary undertakings whether prepared on an historic cost basis or a current cost accounting basis or on any other generally accepted accounting principles shall be definitive for the purposes of establishing the adjusted share capital and consolidated reserves.

(4) For the purposes of the preceding sub-clauses of this article "moneys borrowed" when used in relation to the Company and its subsidiaries and subsidiary undertakings shall not include any amounts or obligations for the time being owing by any such companies to any other of them but shall include any fixed or minimum premium payable on final redemption or repayment and (subject to the foregoing) shall include the following except to the extent otherwise taken into account:

        (a) the principal amount of any debentures (as defined by the Statutes) notwithstanding that the same may be or have been issued in whole or part for a consideration other than cash;

        (b) the outstanding amount of acceptances (not being acceptances for the purchase or sale of goods in the ordinary course of trading) by any bank or accepting house under any acceptance credit granted to the Company or any of its subsidiaries or subsidiary undertakings;

        (c) the nominal amount of any issued share capital and the principal amount of any moneys borrowed the redemption or repayment of which is wholly or partly guaranteed or secured or the subject of an indemnity given by the Company or any of its subsidiaries or subsidiary undertakings except in so far as the benefit of any such guarantee security or indemnity is held by the Company or any of its subsidiaries or subsidiary undertakings and so that for this purpose the expression "guarantee" shall mean any undertaking whether as principal or secondary debtor to answer for the debt or default of another person;

        but shall not include:

        (d) amounts borrowed for the purposes of redeeming or repaying within six months of first being borrowed other moneys borrowed by the Company or any subsidiary or subsidiary undertaking (otherwise than from the Company or any other subsidiary or subsidiary undertaking) pending their application for that purpose within such period; or

        (e) the proportion of the excess outside borrowings of a partly-owned subsidiary or subsidiary undertaking which corresponds to the proportion of its equity share capital held otherwise than by the Company or any other subsidiary or subsidiary undertaking and so that for this purpose the expression "excess outside borrowings" shall mean so much of the borrowings of such partly-owned subsidiary or subsidiary undertaking otherwise than from the Company and its other subsidiaries or subsidiary undertakings as exceeds the amounts if any borrowed from it by the Company and its other subsidiaries or subsidiary undertakings; or

        (f) amounts borrowed by the Company or any subsidiary or subsidiary undertaking for the purpose of financing any contract to the extent that the price receivable under any such contract is guaranteed or insured by the Export Credits Guarantee Department of the Department of Trade or other institution carrying on a similar business; or

        (g) moneys borrowed by a company becoming a subsidiary or subsidiary undertaking after the date of adoption of this article and outstanding on the date it becomes a subsidiary or subsidiary undertaking but so that such non-inclusion shall only apply for a period of six months from the date of such company becoming a subsidiary or subsidiary undertaking; or

        (h) amounts due in respect of any assets leased by the Company or any subsidiary or subsidiary undertaking including amounts due under finance leases.

(5) For the purposes of this article "cash deposited" means an amount equal to the aggregate for the time being outstanding of all cash deposits or balances on each current account of the Company or any subsidiary or subsidiary undertaking with any bank (not being a member of the Group), the realisable value of certificates of deposit and securities of governments and companies or other readily realisable deposits owned by any Group company save that in the case of any such items owned by any Group company which is a partly-owned subsidiary or subsidiary undertaking only that portion which corresponds to the portion of that company's issued and paid up equity share capital which is owned, directly or indirectly, by a Group company shall be taken into account.

(6) No lender or other person dealing with the Company or any of its subsidiaries or subsidiary undertakings shall be concerned to see or inquire whether the limit imposed by this article is observed, and no debt or liability incurred in excess of such limit shall be invalid and no security given for the same shall be invalid or ineffectual except in the case of express notice to the lender or recipient of the security or person to whom the liability is incurred at the time when the debt or liability was incurred or the security given that the limit hereby imposed has been or was thereby exceeded.

                          DELEGATION OF BOARD'S POWERS

86.     Delegation to individual directors

        The board may entrust to and confer upon any director any of its powers, authorities and discretions (with power to sub-delegate) on such terms and conditions as it thinks fit and may revoke or vary all or any of them, but no person dealing in good faith shall be affected by any revocation or variation.

87.     Committees

(1) The board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee consisting of such person or persons (whether directors or not) as it thinks fit, provided that the majority of the members of the committee are directors and that no meeting of the committee shall be quorate for the purpose of exercising any of its powers, authorities or discretions unless a majority of those present are directors. The board may make any such delegation on such terms and conditions as it thinks fit and may revoke or vary any such delegation and discharge any committee wholly or in part, but no person dealing in good faith shall be affected by any revocation or variation. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations that may be imposed on it by the board.

(2) The proceedings of a committee with two or more members shall be governed by any regulations imposed on it by the board and (subject to such regulations) by the provisions of these articles regulating the proceedings of the board so far as they are capable of applying.

88.     Local boards

(1) The board may establish any local or divisional board or agency for managing any of the affairs of the Company whether in the United Kingdom or elsewhere and may appoint any persons to be members of a local or divisional board, or to be managers or agents, and may fix their remuneration.

(2) The board may delegate to any local or divisional board, manager or agent any of its powers, authorities and discretions (with power to sub-delegate), and may authorise the members of any local or divisional board or any of them to fill any vacancies and to act notwithstanding vacancies.

(3) Any appointment or delegation under this article may be made on such terms and subject to such conditions as the board thinks fit and the board may remove any person so appointed, and may revoke or vary any delegation, but no person dealing in good faith shall be affected by the revocation or variation.

89.     Powers of attorney

        The board may by power of attorney or otherwise appoint any person to be the agent of the Company on such terms (including terms as to remuneration) as it may decide and may delegate to any person so appointed any of its powers, authorities and discretions (with power to sub-delegate). A power of attorney may contain provisions for the protection and convenience of persons dealing with the attorney as the board may think fit. The board may remove any person appointed under this article and may revoke or vary the delegation, but no person dealing in good faith shall be affected by the revocation or variation.

                              DIRECTORS' INTERESTS

90.     Directors' interests and voting

(1) Subject to the provisions of the Statutes a director shall not be disqualified by his office from entering into any contract with the Company, either with regard to his tenure of any office or position in the management, administration or conduct of the business of the Company or as vendor, purchaser or otherwise. Subject to the interest of the director being duly declared, a contract entered into by or on behalf of the Company in which any director is in any way interested shall not be liable to be avoided, nor shall any director so interested be liable to account to the Company for any benefit resulting from the contract, by reason of the director holding that office or of the fiduciary relationship established by his holding that office.

(2) A director may hold any other office or place of profit with the Company (except that of auditor) in conjunction with his office of director for such period (subject to the provisions of the Statutes) and upon such terms as the board may decide and may be paid such extra remuneration for so doing (whether by way of salary, commission, participation in profits or otherwise) as the board may decide, either in addition to or in lieu of any remuneration under any other provision of these articles.

(3) A director may be or become a member or director of, or hold any other office or place of profit under, or otherwise be interested in, any other company in which the Company may be interested and shall not be liable to account to the Company for any benefit received by him as a member or director of, or holder of any other office or place of profit under, or his other interest in, that company.

(4) The board may cause the voting rights conferred by the shares in any other company held or owned by the Company or exercisable by them as directors of that other company to be exercised in such manner in all respects as it thinks fit (including the exercise of voting rights in favour of any resolution appointing the directors or any of them as directors or officers of the other company or voting or providing for the payment of any benefit to the directors or officers of the other company).

(5) A director may act by himself or his firm in a professional capacity for the Company (except as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director.

(6) The board may purchase and maintain for or for the benefit of any person who holds or has at any time held a relevant office insurance against any liability incurred by him in respect of any act or omission in the actual or purported discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his holding of a relevant office; and for this purpose "relevant office" means that of director, officer, employee or auditor in relation to the Company or any company which is or was a subsidiary undertaking of or associated with the Company or any predecessor in business of the Company or any such subsidiary undertaking or associated company, or that of trustee of any pension fund or retirement, death or disability scheme for the benefit of any employee of the Company or any such subsidiary undertaking or associated company.

(7) A director who to his knowledge is in any way, whether directly or indirectly, interested in a contract with the Company shall declare the nature of his interest at the meeting of the board at which the question of entering into the contract is first taken into consideration, if he knows his interest then exists, or in any other case at the first meeting of the board after he knows that he is or has become so interested. For the purposes of this article, a general notice given to the board by a director to the effect that:

        (a) he is a member of a specified company or firm and is to be regarded as interested in any other contract which may after the date of the notice be made with that company or firm; or

        (b) he is to be regarded as interested in any contract which may after the date of the notice be made with a specified person who is connected with him,

        shall be deemed to be a sufficient  declaration  of interest  under this article in relation to any such contract but no such notice shall be effective unless either it is given at a meeting of the board or the director takes reasonable steps to secure that it is brought up and read at the next board meeting after it is given.

(8) A director shall not vote (or be counted in the quorum at a meeting) in respect of any resolution concerning his own appointment (including fixing or varying its terms), or the termination of his own appointment, as the holder of any office or place of profit with the Company or any other company in which the Company is interested but, where proposals are under consideration concerning the appointment (including fixing or varying its terms), or the termination of the appointment, of two or more directors to offices or places of profit with the Company or any other company in which the Company is interested, those proposals may be divided and a separate resolution may be put in relation to each director and in that case each of the directors concerned (if not otherwise debarred from voting under this article) shall be entitled to vote (and be counted in the quorum) in respect of each resolution unless it concerns his own appointment or the termination of his own appointment.

(9) A director shall also not vote (or be counted in the quorum at a meeting) in relation to any resolution relating to any contract in which he knows he and/or any connected person has a material interest and, if he purports to do so, his vote shall not be counted, but this prohibition shall not apply and a director may vote (and be counted in the quorum) in respect of any resolution concerning any one or more of the following matters:

        (a) any contract in which he or any connected person is interested by virtue of an interest in shares, debentures or other securities of the Company or otherwise in or through the Company;

        (b)    the giving of any guarantee, security or indemnity in respect of:

               (i) money lent or obligations incurred by him or by any other person at the request of, or for the benefit of, the Company or any of its subsidiary undertakings; or

               (ii) a debt or obligation of the Company or any of its subsidiary undertakings for which he himself or any connected person has assumed responsibility in whole or in part (either alone or jointly with others) under a guarantee or indemnity or by the giving of security;

        (c) any issue or offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings in respect of which he or any connected person is or may be entitled to participate in his capacity as a holder of any such securities or as an underwriter or sub-underwriter;

        (d) any contract concerning any other company in which he or any connected person is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise, unless the director is interested (within the meaning of sections 203 to 205 and sections 208 and 209 of the Act) in shares representing one per cent. or more of any class of the equity share capital of that company or of the voting rights available to members of that company;

        (e) the adoption, modification or operation of a pension fund, retirement, death or disability benefits scheme or an employees' share scheme under which he may benefit and which either:

               (i) relates both to directors and employees and accords to directors only those privileges and advantages which are generally accorded to the employees to whom the fund or scheme relates; or

               (ii) has been approved by or is conditional on approval by the Board of Inland Revenue for taxation purposes; and

        (f) the purchase or maintenance of insurance for any director or officer of the Company against any liability.

        For the purposes of this paragraph a person is a "connected person" in relation to a director if that person is deemed to be connected with that director within the meaning of section 346 of the Act.

(10) In the case of an alternate director, an interest of his appointor shall be treated as an interest of the alternate in addition to any interest which the alternate otherwise has.

(11) If any question arises at any meeting as to the materiality of an interest of a director (other than the chairman of the meeting) or as to the entitlement of any director (other than the chairman of the meeting) to vote and the question is not resolved by his voluntarily agreeing to abstain from voting, the question shall be referred to the chairman of the meeting and his ruling in relation to the director concerned shall be final and conclusive except in a case where the nature or extent of the interest of the director concerned, so far as known to him, has not been fairly disclosed. If any question shall arise in respect of the chairman of the meeting and is not resolved by his voluntarily agreeing to abstain from voting, the question shall be decided by a resolution of the board (for which purpose the chairman shall be counted in the quorum but shall not vote on the matter) and the resolution shall be final and conclusive except in a case where the nature or extent of the interest of the chairman, so far as known to him, has not been fairly disclosed.

(12) In this article references to a contract include references to any proposed contract and to any transaction or arrangement whether or not constituting a contract.

(13) The Company may by ordinary resolution suspend or relax the provisions of this article to any extent or ratify any contract not duly authorised by reason of a contravention of this article.

                            PROCEEDINGS OF THE BOARD

91.     Board meetings

        The board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. A director at any time may, and the secretary at the request of a director at any time shall, summon a board meeting.

92.     Notice of board meetings

        Notice of a board meeting shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or given in writing or by electronic means to him at his last known address or any other address given by him to the Company for this purpose. A director absent or intending to be absent from the United Kingdom may request the board that notices of board meetings shall during his absence be sent in writing to him (or to his alternate) at an address given by him to the Company for this purpose, but if no such request is made it shall not be necessary to give notice of a board meeting to any director who is for the time being absent from the United Kingdom. If notice is given, following request, to a director who is absent from the United Kingdom, the Company shall be under no obligation to ensure that notice is received by the director prior to the date of the board meeting. A director may waive notice of any meeting either prospectively or retrospectively.

93.     Quorum

        The quorum necessary for the transaction of the business of the board may be fixed by the board and, unless so fixed at any other number, shall be two. Subject to the provisions of these articles, any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no other director objects and if otherwise a quorum of directors would not be present.

94.     Chairman or deputy chairman to preside

(1) The board may appoint a chairman and one or more deputy chairman or chairmen upon such terms as to remuneration and otherwise as they may think fit and may at any time revoke any such appointment.

(2) The chairman, or failing him any deputy chairman (the senior in office taking precedence, if more than one is present), shall, if present and willing, preside at all meetings of the directors but, if no chairman or deputy chairman has been appointed, or if he is not present within five minutes after the time fixed for holding the meeting or is unwilling to act as chairman of the meeting, the directors present shall choose one of their number to act as chairman of the meeting.

95.     Competence of meetings

        A meeting of the board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the board.

96.     Voting

        Questions arising at any meeting of the board shall be determined by a majority of votes. In the case of an equality of votes the chairman of the meeting shall have a second or casting vote.

97.     Telephone board meetings

(1) A meeting of the board may consist of a conference between directors some or all of whom are in different places provided that each director may participate in the business of the meeting whether directly, by telephone or by any other electronic means.

(2) A quorum is deemed to be present if at least the number of directors required to form a quorum, subject to the provisions of article 84, may participate in the business of the meeting.

(3) A board meeting held in this way is deemed to take place at the place where the largest group of participating directors is assembled or, if no such group is readily identifiable, at the place from where the chairman of the meeting participates.

98.     Resolutions without meetings

        A resolution which is signed or approved by all the directors entitled to vote on that resolution or by each member of a committee shall be as valid and effectual as if it had been passed at a meeting of the directors or, as the case may be, of a committee duly called and constituted. The resolution may be contained in one document or electronic communication or in several documents or electronic communications in like form, each signed or approved by one or more of the directors concerned. For the purpose of this article:

        (a) the signature or approval of an alternate director (if any) shall suffice in place of the signature of the director appointing him; and

        (b) the approval of a director or alternate director shall be given in writing or by electronic means.

99.     Validity of acts of directors in spite of formal defect

        All acts bona fide done by a meeting of the board, or of a committee, or by any person acting as a director or a member of a committee, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the board or committee or of the person so acting, or that they or any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and qualified to be a director and had continued to be a director or member of the committee and had been entitled to vote.

100.    Minutes

        The board shall cause minutes to be made in books kept for the purpose:

        (a)    of all appointments of officers made by the board;

        (b) of the names of all the directors present at each meeting of the board and of any committee; and

        (c) of all resolutions and proceedings of all meetings of the Company and of any class of members, and of the directors and of any committee.

101.    President

        The board may from time to time elect a President of the Company and may determine the period for which he should hold office. Such President may be either honorary or paid such remuneration as the board in its discretion shall think fit, and need not be a director but shall, if not a director, be entitled to receive notice of and attend and speak, but not to vote, at all meetings of the board.

                                    SECRETARY

102.    Secretary

(1) The secretary shall be appointed by the board for such term, at such remuneration and on such conditions as it thinks fit, and the board may remove from office any person so appointed (without prejudice to any claim for damages for breach of any contract between him and the Company).

(2) Any provision of the Statutes or these articles required or authorised to be done by the secretary may, if the office is vacant or there is for any other reason no secretary capable of acting, be done by or to any assistant or deputy secretary or, if there is no assistant or deputy secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the board.

                                      SEAL

103.    Seal

(1) The Company may exercise the powers conferred by the Statutes with regard to having official seals and those powers shall be vested in the board.

(2) The board shall provide for the safe custody of every seal of the Company.

(3) A seal shall be used only by the authority of the board or a duly authorised committee but that authority may consist of an instruction or approval given in writing or by electronic means or telephone by a majority of the directors or of the members of a duly authorised committee whether before or after the use of the seal.

(4) The board may determine who shall sign any instrument to which a seal is applied, either generally or in relation to a particular instrument or type of instrument, and may also determine, either generally or in any particular case, that such signatures shall be dispensed with or affixed by some mechanical means.

(5)     Unless otherwise decided by the board:

        (a) certificates for shares, debentures or other securities of the Company issued under seal need not be signed; and

        (b) every other instrument to which a seal is applied shall be signed by at least one director and the secretary or by at least two directors.

(6) The Company may have an official seal for use abroad under the provisions of the Statutes, where and as the board shall determine, and the Company may by writing under the Common Seal appoint any agent or committee abroad to be the duly authorised agent of the Company for the purpose of affixing and using such official seal and may impose such restrictions on the use of it as the board may think fit.

                           AUTHENTICATION OF DOCUMENTS

104.    Authentication of documents

        Any director or the secretary or any person appointed by the directors for the purpose shall have power to authenticate any documents affecting the constitution of the Company and resolutions passed by the Company or the board or any committee of the board, and any books, records, documents and accounts relating to the business of the Company (the "records"), and to certify copies of or extracts from records as true copies or extracts; and where records are elsewhere than at the office, the local manager or other officer of the Company having the custody of them shall be deemed to be a person appointed by the directors as stated above.

                      NEGOTIABLE INSTRUMENTS, RECEIPTS ETC.

105.    Negotiable instruments, receipts etc.

        All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the board shall from time to time by resolution determine.

                                    DIVIDENDS

106.    Declaration of dividends by the Company

        The Company may, by ordinary resolution, declare a dividend to be paid to the members, according to their respective rights and interests in the profits, and may fix the time for payment of such dividend, but no dividend shall exceed the amount recommended by the board.

107.    Fixed and interim dividends

        The board may pay such interim dividends as appear to the board to be justified by the financial position of the Company and may also pay any dividend payable at a fixed rate at intervals settled by the board whenever the financial position of the Company, in the opinion of the board, justifies its payment. If the board acts in good faith, none of the directors shall incur any liability to the holders of shares conferring preferred rights for any loss they may suffer in consequence of the payment of an interim dividend on any shares having non-preferred or deferred rights.

108.    Calculation and currency of dividends

(1) Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

        (a) all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this article as paid up on the share;

        (b) all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; and

        (c)    dividends may be declared or paid in any currency.

(2) The board may agree with any member that dividends which may at any time or from time to time be declared or become due on his shares in one currency shall be paid or satisfied in another, and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the Company or any other person to bear any costs involved.

109.    Method of payment

(1) The Company may pay any dividend or other sum payable in respect of a share in cash or by cheque, dividend warrant, or money order and may send the same by post to the registered address of the holder or in the case of joint holders to the registered address of that person whose name stands first in the register, or to such person and address as the holder or joint holders may direct in writing. Every cheque, warrant, or order is sent at the risk of the person or persons entitled to the money represented by it and shall be made payable to such person or persons or as he or they may direct in writing and the payment of the cheque, warrant or order shall be a good discharge to the Company.

(2) In addition, any such dividend or other sum may be paid by any bank or other funds transfer system or by such other means and to or through such person as the holder or joint holders may direct in writing, and the Company shall have no responsibility for any sums lost or delayed in the course of any such transfer or when it has acted on any such direction.

(3) Any dividend or other sum payable in respect of a share may be paid to a person or persons entitled by transmission to that share as if he or they were the holder or joint holders of that share and his address (or the address of the first named of two or more persons jointly entitled) noted in the register were the registered address. Any joint holder or other person jointly entitled to any share may give an effective receipt for all dividends and other moneys paid in respect of the share.

110.    Dividends not to bear interest

        No dividend or other moneys payable by the Company on or in respect of any share shall bear interest as against the Company unless otherwise provided by the rights attached to the share.

111.    Calls or debts may be deducted from dividends

(1) The board may deduct from any dividend or other moneys payable to any person (either alone or jointly with another) on or in respect of a share all such sums as may be due from him (either alone or jointly with another) to the Company on account of calls or otherwise in relation to shares of the Company.

(2) The board may retain any dividend or other moneys payable on or in respect of a share on which the Company has a lien, and may apply the dividend or other moneys payable in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

112.    Unclaimed dividends etc.

        All unclaimed dividends, interest or other sums payable may be invested or otherwise made use of by the board for the benefit of the Company until claimed. All dividends unclaimed for a period of twelve years after having become due for payment shall be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend, interest or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee in respect of it.

113.    Uncashed dividends

        If a cheque, warrant or order for a dividend or other sum payable in respect of a share sent by the Company to the person entitled to it is returned to the Company or left uncashed and, after reasonable enquiries, the Company is unable to establish any new address for that person or if such a cheque, warrant or order is returned to the Company or left uncashed on two consecutive occasions, the Company shall not be obliged to send any dividends or other sums payable in respect of that share due to that person until he notifies the Company of an address to be used for the purpose.

114.    Dividends in specie

(1) With the sanction of an ordinary resolution of the Company and on the recommendation of the board payment of any dividend may be satisfied wholly or in part by the distribution of specific assets and in particular of paid up shares or debentures of any other company.

(2) Where any difficulty arises in regard to the distribution, the board may settle the difficulty as it thinks fit and in particular may issue fractional certificates or ignore fractions, and may fix the value for distribution of the specific assets or any part of them, and may determine that cash payments be made to any members upon the footing of the value so fixed in order to secure equality of distribution, and may vest any of the specific assets in trustees upon such trusts for the persons entitled to the dividend as the board may think fit and no valuation, adjustment or arrangement made in accordance with this article shall be questioned by any member.

115.    Scrip dividends

(1) The board may, if authorised by an ordinary resolution of the Company, offer any holders of ordinary shares the right to elect to receive further shares (whether or not of that class), credited as fully paid, instead of cash in respect of all (or some part) of any dividend specified by the ordinary resolution (a "scrip dividend") in accordance with the following provisions of this article.

(2) The ordinary resolution may specify a particular dividend (whether or not already declared) or may specify all or any dividends declared within a specified period, but such period may not end later than five years after the date of the meeting at which the ordinary resolution is passed.

(3) The basis of allotment shall be decided by the board so that, as nearly as may be considered convenient, the value of the further shares, including any fractional entitlement, is equal to the amount of the cash dividend which would otherwise have been paid (disregarding the amount of any associated tax credit).

(4) For the purposes of paragraph (3) above the value of the further shares shall be calculated by reference to the middle-market quotation for a fully paid ordinary share, adjusted if necessary for the proposed dividend, as shown in the London Stock Exchange Daily Official List or as established from such other source as the board considers appropriate , for the five business days immediately preceding or following the announcement of the cash dividend to which the scrip dividend relates, as the board may decide.

(5) The board shall give notice to the ordinary shareholders of their rights of election in respect of the scrip dividend and shall specify the procedure to be followed in order to make an election.

(6) The dividend or that part of it in respect of which an election for the scrip dividend is made shall not be paid and instead further shares shall be allotted in accordance with elections duly made and the board shall capitalise a sum equal to the aggregate nominal amount of the shares to be allotted out of such sums available for the purpose as the board may consider appropriate.

(7) The further shares so allotted shall rank pari passu in all respects with the fully paid ordinary shares then in issue except as regards participation in the relevant dividend.

(8) The board may decide that the right to elect for any scrip dividend shall not be made available to shareholders resident in any territory where, in the opinion of the board, compliance with local laws or regulations would be unduly onerous.

(9) The board may do all acts and things considered necessary or expedient to give effect to the provisions of a scrip dividend election and the issue of any ordinary shares in accordance with the provisions of this article, and may make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions under which, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than to the members concerned).

(10) The board may from time to time establish or vary a procedure for election mandates, under which a holder of ordinary shares may, in respect of any future dividends for which a right of election pursuant to this article is offered, elect to receive shares in lieu of such dividend on the terms of such mandate.

                           CAPITALISATION OF RESERVES

116.    Capitalisation of reserves

(1)     The board may,  with the  authority  of an  ordinary  resolution  of the
        Company:

        (a) resolve to capitalise any sum standing to the credit of any reserve account of the Company (including share premium account and capital redemption reserve) or any sum standing to the credit of profit and loss account not required for the payment of any preferential dividend (whether or not it is available for distribution); and

        (b) appropriate that sum as capital to the ordinary shareholders in proportion to the nominal amount of the ordinary share capital held by them respectively and apply that sum on their behalf in paying up in full any unissued shares or debentures of the Company of a nominal amount equal to that sum and allot the shares or debentures credited as fully paid to those members, or as they may direct, in those proportions or in paying up the whole or part of any amounts which are unpaid in respect of any issued shares in the Company held by them respectively, or otherwise deal with such sum as directed by the resolution provided that the share premium account and the capital redemption reserve and any sum not available for distribution in accordance with the Statutes may only be applied in paying up unissued shares to be allotted credited as fully paid up.

(2) Where any question arises in respect of any distribution of any capitalised reserve or other sum, the board may settle the question as it thinks fit and in particular may make such provisions as it thinks fit in the case of shares or debentures becoming distributable in fractions (including provisions under which, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than the members concerned) or ignore fractions and may fix the value for distribution of any fully paid up shares or debentures and may determine that cash payments be made to any members on the footing of the value so fixed in order to secure equality of distribution, and may vest any shares or debentures in trustees upon such trusts for the persons entitled to share in the distribution as the board may think fit.

(3) The board may also authorise any person to sign on behalf of the persons entitled to share in the distribution a contract for the acceptance by those persons of the shares or debentures to be allotted to them credited as fully paid under a capitalisation and any such contract shall be binding on all those persons.

117.    Capitalisation of reserves - employees' share schemes

(1) This article (which is without prejudice to the generality of the provisions of the immediately preceding article) applies:

        (a) where a person is granted pursuant to an employees' share scheme a right to subscribe for shares in the Company in cash at a subscription price less than their nominal value; and

        (b) where, pursuant to an employees' share scheme, the terms on which any person is entitled to subscribe in cash for shares in the Company are adjusted as a result of a capitalisation issue, rights issue or other variation of capital so that the subscription price is less than their nominal value.

(2)     In any such case the board:

        (a) shall transfer to a reserve account a sum equal to the deficiency between the subscription price and the nominal value of the shares (the "cash deficiency") from the profits or reserves of the Company which are available for distribution and not required for the payment of any preferential dividend; and

        (b) (subject to paragraph (4) below) shall not apply that reserve account for any purpose other than paying up the cash deficiency upon the allotment of those shares.

(3)     Whenever  the  Company is required  to allot  shares  pursuant to such a right to subscribe, the board shall (subject to the Statutes) appropriate to capital out of the reserve account an amount equal to the cash deficiency applicable to those shares, apply that amount in paying up the deficiency on the nominal value of those shares and allot those shares credited as fully paid to the person entitled to them.

(4) If any person ceases to be entitled to subscribe for shares as described above, the restrictions on the reserve account shall cease to apply in relation to such part of the account as is equal to the amount of the cash deficiency applicable to those shares.

(5) No right shall be granted under any employees' share scheme under paragraph (1)(a) and no adjustment shall be made as mentioned in paragraph (1)(b) unless there are sufficient profits or reserves of the Company available for distribution and not required for the payment of any preferential dividend to permit the transfer to a reserve account in accordance with this article of an amount sufficient to pay up the cash deficiency applicable to the shares concerned.

                                  RECORD DATES

118.    Fixing of record dates

(1) Notwithstanding any other provision of these articles, but without prejudice to any rights attached to any shares, the Company or the board may fix a date as the record date by reference to which a dividend will be declared or paid or a distribution, allotment or issue made, and that date may be before, on or after the date on which the dividend, distribution, allotment or issue is declared, paid or made.

(2) In the absence of a record date being fixed, entitlement to any dividend, distribution, allotment or issue shall be determined by reference to the date on which the dividend is declared or the distribution, allotment or issue is made.

                                    ACCOUNTS

119.    Accounting records

(1) The board shall cause accounting records of the Company to be kept in accordance with the provisions of the Statutes.

(2) No member (as such) shall have any right of inspecting any account, book or document of the Company, except as conferred by law or authorised by the board or by any ordinary resolution of the Company.

(3) The Company may send summary financial statements to members instead of copies of its full accounts and reports.

                                     NOTICES

120.    Form of Notices

(1) Except where otherwise expressly stated, any notice to be served on or given to any person or by any person pursuant to these articles shall be in writing or to the extent permitted by the Statutes and subject to paragraph (2), contained in an electronic communication.

(2) The board may from time to time specify the form and manner in which a notice may be given to the Company by electronic means, including one or more addresses for the receipt of an electronic communication, and may prescribe such procedures as it thinks fit for verifying the authenticity or integrity of any such electronic communication. A notice may be given to the Company by electronic means only if it is given in accordance with the requirements specified by the board.

121.    Manner of giving notices

(1) A notice in writing, document or other communication may be given or served by the Company on any member either personally or by sending it through the post addressed to the member at his registered address or by leaving it at that address.

(2) Subject to the Statutes, a notice, document or other communication may be given by the Company to any member by electronic means to such address as may from time to time be authorised by the member concerned or by publishing it on a website and notifying the member concerned, in such manner as he may from time to time authorise, that it has been so published.

(3) In the case of joint holders of a share, any notice, document or other communication given or served by the Company in any manner permitted by these articles to the joint holder who is named first in the register in respect of the joint holders shall be deemed to be given to all other holders of the share.

(4) A member whose registered address is not within the United Kingdom and who gives to the Company an address within the United Kingdom at which notices may be served on him shall be entitled to have notices served on him at that address but, unless he does so, shall not be entitled to receive any notice from the Company.

122.    Notice by advertisement

        If at any time by reason of the suspension or curtailment of postal services within the United Kingdom the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a notice advertised in at least one national newspaper. In any such case the Company shall send confirmatory copies of the notice by post to those members to whom notice cannot be given by electronic means if at least six clear days before the meeting the posting of notices to addresses throughout the United Kingdom again becomes practicable.

123.    When notice is deemed given

(1) Any notice in writing, document or other communication if served by first class post, shall be deemed to have been served on the day following that on which the envelope containing it is put into the post, or, if served by second class post, shall be deemed to have been served on the second day following that on which the envelope containing it was put into the post and in proving that a notice, document or other communication has been given it shall be sufficient to prove that the letter, envelope or wrapper containing the notice, document or other communication was properly addressed, prepaid and put into the post.

(2) Any notice in writing or other document not sent by post but left at a registered address or address at which a notice or other document may be given shall be deemed to have been served or delivered on the day it was so left.

(3) Any notice, document or other communication, if sent by electronic means (including through any relevant system), shall be deemed to have been given on the day following that on which the electronic communication was sent by or on behalf of the Company.

(4) Where notice is given by way of newspaper advertisement, such notice shall be deemed to have been given on each member or person entitled to receive it at noon on the day when the advertisement appears or, if it appears on different days, at noon on the first of the days when the advertisement appears.

(5) A member present, either in person or by proxy, at any meeting of the Company or class of members of the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which the meeting was convened.

(6) Every person who becomes entitled to a share shall be bound by every notice (other than a notice in accordance with section 212 of the Act) in respect of that share which before his name is entered in the register was given to the person from whom he derives his title to the share.

124.    Returned notices

        A member shall not be entitled to receive any communication from the Company if two consecutive communications addressed to him, and properly given under these articles, have been returned to the Company undelivered but he shall again become entitled to receive communications following written notice from him to the Company of a new or corrected registered address (or, in the case of a member whose registered address is not within the United Kingdom, a new address for the service of notices). For the purposes of this article, references to a communication include (without limitation) notices of general meetings and any cheque or other instrument of payment; but nothing in this article shall entitle the Company to cease sending any cheques, warrants or orders for dividends or other monies payable in respect of shares, unless it is so entitled under article 113.

125.    Record date for giving notices

        Any notice, document or other communication may be given by the Company by reference to the register as it stands at any time not more than 15 days before the date such notice or other communication is given. No change in the register after that time shall invalidate the giving of such notice, document or other communication.

126.    Notice to person entitled by transmission

        Where a person is entitled by transmission to a share, any notice or other communication shall be given to him, as if he were the holder of that share and his address noted in the register were his registered address. In any other case, any notice or other communication given to any member pursuant to these articles shall, notwithstanding that the member is then dead or bankrupt or that any other event giving rise to the transmission of the share by operation of law has occurred and whether or not the Company has notice of the death, bankruptcy or other event, be deemed to have been properly served or delivered in respect of any share registered in the name of that member as sole or joint holder.

                            DESTRUCTION OF DOCUMENTS

127.    Destruction of documents

(1) The board may authorise or arrange the destruction of documents held by the Company as follows:

        (a) at any time after the expiration of six years from the date of registration, all instruments of transfer of shares and all other documents transferring or purporting to transfer shares or representing or purporting to represent the right to be registered as the holder of shares on the faith of which entries have been made in the register;

        (b) at any time after the expiration of one year from the date of cancellation, all registered share certificates which have been cancelled;

        (c) at any time after the expiration of two years from the date of recording them, all dividend mandates and notifications of change of address; and

        (d) at any time after the expiration of one year from the date of actual payment, all paid dividend warrants and cheques.

(2)     It shall conclusively be presumed in favour of the Company that:

        (a) every entry in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made;

        (b) every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

        (c) every share certificate so destroyed was a valid certificate duly and properly cancelled;

        (d) every other document mentioned in paragraph (1) above so destroyed was a valid and effective document in accordance with the particulars of it recorded in the books and records of the Company; and

        (e) every paid dividend warrant and cheque so destroyed was duly paid.

(3) The provisions of paragraph (2) above shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties to it) to which the document might be relevant.

(4) Nothing in this article shall be construed as imposing on the Company or the board any liability in respect of the destruction of any document earlier than as stated in paragraph (1) above or in any other circumstances in which liability would not attach to the Company or the board in the absence of this article.

(5) References in this article to the destruction of any document include references to its disposal in any manner.

                                   WINDING UP

128.    Powers to distribute in specie

        If the Company is in liquidation, the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Statutes:

        (a) divide among the members in specie the whole or any part of the assets of the Company and, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members; or

        (b) vest the whole or any part of the assets in trustees upon such trusts for the benefit of members as the liquidator, with the like sanction, shall think fit. No member shall be compelled to accept any assets upon which there is any liability.

                                    INDEMNITY

129.    Indemnity of officers

        Subject to the provisions of and to the extent permitted by the Statutes, every director or other officer (excluding an auditor) of the Company shall be indemnified out of the assets of the Company against all liabilities incurred by him in the actual or purported execution or discharge of his duties or the exercise or purported exercise of his powers or otherwise in relation to or in connection with his duties, powers or office but:

        (a) this indemnity shall not apply to any liability to the extent that it is recovered from any other person; and

        (b) the indemnity is subject to such officer taking all reasonable steps to effect such recovery, to the intent that the indemnity shall not apply where an alternative right of recovery is available and capable of being enforced.


                                   * * * * * *


                                      INDEX
                                                                                       Page

                             ARTICLES OF ASSOCIATION

        PRELIMINARY.......................................................................1
        1.     Table A not to apply.......................................................1
        2.     Interpretation.............................................................2
        SHARE CAPITAL.....................................................................4
        3.     Authorised share capital...................................................4
        4.     Rights attached to shares.................................................12
        5.     Unissued shares...........................................................13
        6.     Authority to allot relevant securities....................................13
        7.     Dis-application of pre-emption rights.....................................13
        8.     Power to pay commission and brokerage.....................................14
        9.     Power to increase, consolidate, sub-divide and cancel shares..............14
        10.    Power to issue redeemable shares..........................................15
        11.    Power to purchase own shares..............................................15
        12.    Power to reduce capital...................................................15
        13.    Share warrants............................................................15
        14.    Trusts not recognised.....................................................16
        VARIATION OF RIGHTS..............................................................16
        15.    Variation of rights.......................................................16
        SHARE CERTIFICATES...............................................................17
        16.    Issue of certificates.....................................................17
        17.    Charges for and replacement of certificates...............................17
        UNCERTIFICATED SHARES............................................................18
        18.    Uncertificated shares - general powers....................................18
        LIEN ON SHARES...................................................................19
        19.    Lien on partly paid shares................................................19
        20.    Enforcement of lien.......................................................19
        CALLS ON SHARES..................................................................19
        21.    Calls.....................................................................19
        22.    Interest on calls and unpaid calls........................................20
        23.    Sums treated as calls.....................................................20
        24.    Power to differentiate....................................................20
        25.    Payment of calls in advance...............................................20
        FORFEITURE OF SHARES.............................................................20
        26.    Notice of unpaid calls....................................................20
        27.    Forfeiture on non-compliance with notice..................................21
        28.    Power to annul forfeiture or surrender....................................21
        29.    Disposal of forfeited or surrendered shares...............................21
        30.    Arrears to be paid notwithstanding forfeiture or surrender................21
        UNTRACED MEMBERS.................................................................22
        31.    Sale of shares of untraced members........................................22
        32.    Application of proceeds of sale...........................................23
        TRANSFER OF SHARES...............................................................23
        33.    Right to transfer shares..................................................23
        34.    Transfers of uncertificated shares........................................23
        35.    Transfers of certificated shares..........................................23
        36.    No fee payable............................................................24





        37.    Other provisions relating to transfers....................................24
        38.    Notice of refusal.........................................................24
        TRANSMISSION OF SHARES...........................................................24
        39.    Transmission on death.....................................................24
        40.    Election of person entitled by transmission...............................25
        41.    Rights of person entitled by transmission.................................25
        DISCLOSURE OF INTERESTS IN SHARES................................................25
        42.    Disclosure of interests in shares.........................................25
        GENERAL MEETINGS.................................................................27
        43.    Annual general meetings...................................................27
        44.    Extraordinary general meetings............................................27
        45.    Convening of extraordinary general meetings...............................27
        NOTICE OF GENERAL MEETINGS.......................................................28
        46.    Length and form of notice.................................................28
        47.    Omission or non-receipt of notice.........................................28
        PROCEEDINGS AT GENERAL MEETINGS..................................................28
        48.    Quorum....................................................................28
        49.    Security..................................................................29
        50.    Chairman..................................................................29
        51.    Directors entitled to attend and speak....................................29
        52.    Meeting at more than one place............................................29
        53.    Adjournment...............................................................30
        54.    Amendments................................................................30
        55.    Method of voting and demand for poll......................................30
        56.    How poll to be taken......................................................31
        57.    Chairman's casting vote...................................................31
        VOTES OF MEMBERS.................................................................32
        58.    Voting rights.............................................................32
        59.    Representation of corporations............................................32
        60.    Voting rights of joint holders............................................32
        61.    Voting rights of members incapable of managing their affairs..............32
        62.    Voting rights suspended where sums overdue................................33
        63.    Objections to admissibility of votes......................................33
        PROXIES33
        64.    Proxies...................................................................33
        65.    Appointment of proxy......................................................33
        66.    Receipt of proxy..........................................................34
        67.    Notice of revocation of proxy.............................................35
        DIRECTORS........................................................................35
        68.    Number of directors.......................................................35
        69.    Directors need not be members.............................................35
        70.    Age of directors..........................................................35
        APPOINTMENT, RETIREMENT AND REMOVAL OF DIRECTORS.................................35
        71.    Appointment of directors by the Company...................................35
        72.    Separate resolutions for appointment of each director.....................36
        73.    The board's power to appoint directors....................................36
        74.    Retirement of directors...................................................36
        75.    Removal of directors......................................................36
        76.    Vacation of office of director............................................37
        77.    Executive directors.......................................................37
        ALTERNATE DIRECTORS..............................................................38





        78.    Power to appoint alternate directors......................................38
        REMUNERATION, EXPENSES AND PENSIONS..............................................39
        79.    Remuneration of directors.................................................39
        80.    Special remuneration......................................................39
        81.    Expenses..................................................................39
        82.    Pensions and other benefits...............................................39
        POWERS OF THE BOARD..............................................................40
        83.    General powers of the board to manage Company's business..................40
        84.    Power to act notwithstanding vacancy......................................40
        85.    Power to borrow money.....................................................40
        DELEGATION OF BOARD'S POWERS.....................................................43
        86.    Delegation to individual directors........................................43
        87.    Committees................................................................43
        88.    Local boards..............................................................44
        89.    Powers of attorney........................................................44
        DIRECTORS' INTERESTS.............................................................44
        90.    Directors' interests and voting...........................................44
        PROCEEDINGS OF THE BOARD.........................................................47
        91.    Board meetings............................................................47
        92.    Notice of board meetings..................................................47
        93.    Quorum....................................................................48
        94.    Chairman or deputy chairman to preside....................................48
        95.    Competence of meetings....................................................48
        96.    Voting....................................................................48
        97.    Telephone board meetings..................................................48
        98.    Resolutions without meetings..............................................48
        99.    Validity of acts of directors in spite of formal defect...................49
        100.   Minutes...................................................................49
        101.   President.................................................................49
        SECRETARY........................................................................49
        102.   Secretary.................................................................49
        SEAL   50
        103.   Seal......................................................................50
        AUTHENTICATION OF DOCUMENTS......................................................50
        104.   Authentication of documents...............................................50
        NEGOTIABLE INSTRUMENTS, RECEIPTS ETC.............................................51
        105.   Negotiable instruments, receipts etc......................................51
        DIVIDENDS........................................................................51
        106.   Declaration of dividends by the Company...................................51
        107.   Fixed and interim dividends...............................................51
        108.   Calculation and currency of dividends.....................................51
        109.   Method of payment.........................................................52
        110.   Dividends not to bear interest............................................52
        111.   Calls or debts may be deducted from dividends.............................52
        112.   Unclaimed dividends etc...................................................52
        113.   Uncashed dividends........................................................53
        114.   Dividends in specie.......................................................53
        115.   Scrip dividends...........................................................53
        CAPITALISATION OF RESERVES.......................................................54
        116.   Capitalisation of reserves................................................54
        117.   Capitalisation of reserves - employees' share schemes.....................55





        RECORD DATES.....................................................................56
        118.   Fixing of record dates....................................................56
        ACCOUNTS.........................................................................56
        119.   Accounting records........................................................56
        NOTICES56
        120.   Form of Notices...........................................................56
        121.   Manner of giving notices..................................................57
        122.   Notice by advertisement...................................................57
        123.   When notice is deemed given...............................................57
        124.   Returned notices..........................................................58
        125.   Record date for giving notices............................................58
        126.   Notice to person entitled by transmission.................................58
        DESTRUCTION OF DOCUMENTS.........................................................58
        127.   Destruction of documents..................................................58
        WINDING UP.......................................................................59
        128.   Powers to distribute in specie............................................59
        INDEMNITY........................................................................60
        129.   Indemnity of officers.....................................................60